UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Shore Bancshares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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28969 Information Lane

Easton, Maryland 21601

Dear Fellow Shareholder:

It is my pleasure to invite you to join us at the Annual Meeting of Shareholders (our “Annual Meeting”) of Shore Bancshares, Inc. (the “Company”) to be held online this year at: www.virtualshareholdermeeting.com/SHBI2021 at 11:00 a.m., local time, on Wednesday, May 12, 2021. Due to the continued impact of the novel coronavirus disease, COVID-19, this year, we will once again host a virtual-only meeting.

In order to simply and effectively explain the matters to be addressed at our Annual Meeting, we have included a Proxy Statement Summary starting on page 1 that highlights the detailed information included in the Proxy Statement. We have also included a Compensation Discussion and Analysis that begins on page 20, which discusses how our executives’ pay is linked to our performance and clearly explains our executive compensation philosophy and practices. We, together with our Board of Directors (the “Board”), feel that it is important to provide you with the information you are looking for in a way that is easy to understand.

At this year’s Annual Meeting, we will vote on the election of four Class III directors to serve for a three-year term ending at the 2024 annual meeting of shareholders, the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm, the adoption of a non-binding advisory resolution approving the compensation of the Company’s named executive officers and the approval of the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan. In addition, we will transact any other business that may properly come before the Annual Meeting and at any adjournments or postponements thereof. The Board is not aware of any other business that will be presented for consideration at the Annual Meeting.

We are distributing our proxy materials to shareholders via the internet under the “Notice and Access” rules of the U.S. Securities and Exchange Commission. We believe this expedites shareholders’ receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. As a result, we are mailing to many shareholders a Notice of Internet Availability of Proxy Materials (“Notice”), rather than a paper copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The Notice contains instructions on how to access the proxy materials online, vote online and obtain, if desired, a paper copy of our proxy materials.

Your vote is very important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the Annual Meeting, so that your shares of common stock will be represented and voted at the Annual Meeting even if you cannot attend.

March 26, 2021

Sincerely,

Lloyd L. “Scott” Beatty, Jr.
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Shareholders to be Held on May 12, 2021:

Our Proxy Statement, form of Proxy, the 2020 Annual Report, and our Annual Report on Form 10-K for the year ended December 31, 2020, are available on the Internet at www.proxyvote.com and on our corporate website at www.shorebancshares.com under the “Governance Documents” link.

Information on this website, other than the Proxy Statement, is not a part of the enclosed Proxy Statement.

28969 Information Lane, Easton, Maryland 21601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (our “Annual Meeting”) of Shore Bancshares, Inc. (the “Company”) will be held online this year at: www.virtualshareholdermeeting.com/SHBI2021 at 11:00 a.m., local time, on Wednesday, May 12, 2021, for the following purposes:

1.	To elect four Class III directors to serve for a three-year term ending at the 2024 annual meeting of shareholders.

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

3.	To adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

4.	To approve the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by shareholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.

The Board recommends that you vote “FOR” each of the director nominees, and “FOR” proposals 2, 3 and 4.

Only shareholders of record as of the close of business on March 15, 2021 are entitled to receive notice of, to attend and to vote at the Annual Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Annual Meeting and how to direct the vote of your shares, and you are welcome to attend the Annual Meeting, all as described in more detail in the Proxy Statement Summary section of the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 12, 2021. The Proxy Statement, form of Proxy, the 2020 Annual Report, and our Annual Report on Form 10-K for the year ended December 31, 2020, are available on the Internet at www.proxyvote.com and on our corporate website at www.shorebancshares.com under the “Governance Documents” link.

By Order of the Board of Directors,

W. David Morse
Secretary and General Counsel
March 26, 2021

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i

Deferred Compensation	26

Nonqualified Deferred Compensation	26

Employment Agreements and Change in Control Agreements	28

Benefits Upon Termination of Employment	30

Accounting and Tax Considerations	30

Compensation Committee Report	32

Compensation Committee Interlocks and Insider Participation	32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33

DELINQUENT SECTION 16(A) REPORTS	33

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR FISCAL YEAR 2021	34

Audit Fees and Services	34

Audit Committee Pre-Approval Policies and Procedures	34

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	35

PROPOSAL 4: APPROVAL OF THE SHORE BANCSHARES, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN	36

REPORT OF THE AUDIT COMMITTEE	39

ANNUAL REPORT TO SHAREHOLDERS	40

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING	40

OTHER BUSINESS	40

SHAREHOLDERS SHARING THE SAME ADDRESS	41

ii

PROXY STATEMENT SUMMARY

This summary highlights information about Shore Bancshares, Inc. (the “Company,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for the Shore Bancshares, Inc. 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting” or the “Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting.

2021 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
11:00 a. m., May 12, 2021	March 15, 2021
Place	Number of Common Shares
www.virtualshareholdermeeting.com/SHBI2021	Eligible to Vote at the Meeting as
of the Record Date
11,751,859

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING

This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. In light of the global pandemic, COVID-19, and other considerations, we have adopted a virtual format for the Annual Meeting to make participation accessible for shareholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all shareholders regardless of their location.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/SHBI2021 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. We encourage you to access the annual meeting before it begins. Online check-in will start shortly before the meeting, which will begin promptly at 11:00 A.M. Eastern Time on May 12, 2021. If you have difficulty accessing the meeting, please call 844-986-0822 (International: 303-562-9302).

Whether or not you participate in the virtual meeting, it is important that your shares be part of the voting process. You may log on to www.proxyvote.com and enter your 16-digit control number.  The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

This year’s shareholders question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/SHBI2021. We will post questions and answers if applicable to the Our Business section of our Investor Relations website shortly after the meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board Vote Recommendation	Page Reference
Proposal 1 – Election of Directors	FOR each nominee	8
Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm	FOR	34
Proposal 3 – Advisory Vote on the Compensation of our Named Executive Officers	FOR	35
Proposal 4 – Approval of the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan	FOR	36

2020 BUSINESS PERFORMANCE HIGHLIGHTS

•	The Company reported net income from continuing operations of $15.7 million or $1.27 per diluted common share for fiscal year 2020, compared to net income from continuing operations of $16.2 million, or $1.28 per diluted common share for fiscal year 2019.

•	Total assets were $1.933 billion at December 31, 2020, a $374.1 million, or 24%, increase when compared to $1.559 billion at the end of 2019. The primary factors contributing to the increase were increases in gross loans of $205.6 million, which included PPP loans of $122.9 million, interest-bearing deposits with other banks of $93.7 million and $73.2 million in securities.

•	Total deposits increased $359.4 million, or 26.8% to $1.701 billion at December 31, 2020. The overall increase in deposits can be attributed to a combination of factors which include, direct stimulus payments to customers, customers improving their liquidity position by participating in our deferred loan program and the result of new business and municipal relationships acquired during 2020.

•	Total shareholder’s equity increased $2.2 million, or 1.1%, when compared to the end of 2019 primarily due to current year earnings and other comprehensive income, partially offset by the repurchase of the Company’s common stock throughout the year of $9.1 million.

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to maintaining good corporate governance as a critical component of our success in driving sustained shareholder value. Our Board continually monitors emerging best practices in governance to best serve the interest of our shareholders, including:

•	Active shareholder engagement

•	Transparent public policy engagement

•	Long-standing commitment to sustainability

•	Independent Board

•	Independent Chairman of the Board

•	Independent Board Committees

•	Executive sessions of independent directors held at each regularly scheduled Board meeting

•	Stock ownership guidelines for directors and executive officers

DIRECTOR NOMINEE HIGHLIGHTS

Class III Directors (three-year term ending 2024):

David J. Bates — see profile on pg. 8

Lloyd L. Beatty, Jr. — see profile on pg. 9

James A. Judge — see profile on pg. 9

R. Michael Clemmer, Jr. — see profile on pg. 9

FREQUENTLY ASKED QUESTIONS

1.	What is the Notice of Internet Availability of Proxy Materials that I received in the mail and why am I receiving it?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), except for shareholders who have requested otherwise, we have generally mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this Proxy Statement and the 2020 Annual Report, which includes our annual report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this 2021 Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

Our Board provided the Notice of Internet Availability and is making the proxy materials available to you in connection with our 2021 Annual Meeting, which will take place on May 12, 2021. As a shareholder, you are invited to attend the 2021 Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

2.	What information is contained in the Proxy Statement?

This Proxy Statement describes the proposals to be voted on at the 2021 Annual Meeting, the voting process, compensation of our directors and executive officers, and certain other required information.

3.	How can I access the Company’s proxy materials electronically?

The Proxy Statement, form of proxy and 2020 Annual Report are available at www.proxyvote.com and on our corporate website at www.shorebancshares.com under the “Governance Documents” link.

4.	What does it mean if I receive more than one Notice of Internet Availability or set of the proxy materials?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a Notice of Internet Availability or set of proxy materials.

5.	Who is soliciting my vote pursuant to this Proxy Statement?

Our Board is soliciting your vote at the 2021 Annual Meeting.

6.	Who is entitled to vote?

Only shareholders of record at the close of business on March 15, 2021 (the “Record Date”) are entitled to notice of and to vote at the 2021 Annual Meeting.

7.	How many shares are eligible to be voted?

As of the Record Date, we had 11,751,859 shares of common stock, par value $.01 per share (“Common Stock”) outstanding. Each outstanding share of our Common Stock will entitle its holder to one vote on each of the director nominees to be elected and one vote on each other matter to be voted on at the 2021 Annual Meeting.

8.	What am I voting on?

You are voting on the following matters:

•	election of three Class III directors to serve for a three-year term ending at the 2024 annual meeting of shareholders (Proposal 1);

•	ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2); and

•	advisory approval of the compensation of our named executive officers (Proposal 3).

•	approval of the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan (Proposal 4).

9.	How does our Board recommend that I vote?

Our Board recommends that shareholders vote their shares as follows:

•	“FOR” each director nominee;

•	“FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	“FOR” the approval of the compensation of our named executive officers.

•	“FOR” the approval of the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan.

10.	How many votes are required to hold the Annual Meeting and what are the voting procedures?

Quorum Requirement: The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. In the event there are not sufficient shares present for a quorum, or to approve or ratify any matter being presented at the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

Required Votes: Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting.

If there is a quorum at the Annual Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

Election of Directors: Directors are elected by a plurality of all votes cast at the Annual Meeting. Withholding of a vote, abstentions and broker non-votes will have no effect on the outcome of this vote, although they are counted towards establishing a quorum for the Annual Meeting.

Ratification of the Appointment of the Independent Registered Public Accounting Firm: The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for ratification of the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm. Abstentions will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on Proposal 2.

Advisory Vote on the Compensation of our Named Executive Officers: The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for approval, on an advisory basis, of our executive compensation. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on Proposal 3.

Approval of the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan: The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for approval of the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on Proposal 4.

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal 2, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. Proposals 1, 3 and 4 are “non-routine” matters.

11.	How can I cast my vote? Must I attend the Annual Meeting to do so?

If you are a shareholder of record, you may vote at the 2021 Annual Meeting on May 12, 2021, or you may direct how your shares are voted without attending the 2021 Annual Meeting in one of the other following ways:

•	Internet. You can submit a proxy over the Internet to vote your shares at the 2020 Annual Meeting by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials.

•	Telephone. If you requested and received a printed set of the proxy materials, you can submit a proxy over the telephone to vote your shares at the 2021 Annual Meeting by following the instructions provided on the proxy card or voting instruction form enclosed with the proxy materials you received. If you received a Notice of Internet Availability only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the Notice of Internet Availability.

•	Mail. If you requested and received a printed set of the proxy materials, you can submit a proxy by mail to vote your shares at the 2021 Annual Meeting by completing, signing and returning the proxy card or voting instruction form enclosed with the proxy materials you received.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.

12.	How may a shareholder nominate someone at the Meeting to be a director or bring any other business before the Meeting?

The Company’s Amended and Restated By-Laws, as amended (the “Bylaws”) require advance notice to the Company if a shareholder intends to nominate someone for election as a director or to bring other business before the Meeting. Such a notice may be made only by a shareholder of record within the time period established in the Bylaws. See “Shareholder Proposals for the 2022 Annual Meeting” beginning on page 40.

13.	How do I request electronic or printed copies of this and future proxy materials?

You may request and consent to delivery of electronic or printed copies of future proxy statements, annual reports and other shareholder communications by:

•	visiting www.proxyvote.com, or

•	calling 1-800-579-1639, or

•	sending an email to sendmaterial@proxyvote.com.

When requesting copies of proxy materials and other shareholder communications, you should have available the control number located on the Notice of Internet Availability or proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

14.	What happens if my shares are held in street name?

If you have selected a broker, bank, or other intermediary to hold your shares of Common Stock, rather than having the shares directly registered in your name with our transfer agent, you will receive separate instructions directly from your broker, bank, or other intermediary in order to vote your shares. If you, as the beneficial owner of the shares of Common Stock, do not submit voting instructions to the organization that holds your shares, that organization may still be permitted to vote your shares. In general, under The Nasdaq Stock Market Rules (the “Nasdaq Rules”), the organization that holds your shares of Common Stock may generally vote on routine matters. Proposal 2, the approval and appointment of the Company’s independent auditor, Yount, Hyde & Barbour, P.C., is a routine matter. However, absent specific instructions from beneficial owners, brokers may not vote for non-routine matters. Proposal 1, the election of directors, Proposal 3, the advisory approval of the compensation of our named executive officers, and Proposal 4, the approval of the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan are non-routine matters. Therefore, there may be broker non- votes with respect to Proposals 1, 3 and 4. Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.

Please note that if your shares are held in street name and you wish to attend and vote your shares at the 2021 Annual Meeting, you must first obtain a legal proxy from your broker, bank, or other intermediary that is the holder of record of your shares and bring it with you to the Meeting. Otherwise you will not be permitted to vote in person at the 2021 Annual Meeting.

15.	What steps can I take if I want to revoke my proxy?

Any shareholder giving a proxy may revoke it at any time by submission of a later dated proxy, subsequent Internet or telephonic proxy, or by written notice delivered to Lloyd L. Beatty, Jr., President and Chief Executive Officer (“CEO”) of the Company, at the Company’s address listed above or at the Meeting. Shareholders entitled to vote at the 2021 Annual Meeting who attend may revoke any proxy previously granted and vote in person at the Meeting by written ballot. Unless so revoked, the shares represented by such proxies will be voted at the 2021 Annual Meeting and all adjournments or postponements of the Meeting.

All properly executed proxies received pursuant to this solicitation will be voted as directed by the shareholder on the proxy. If no direction is given, the proxy will be voted “FOR” all nominees named in Proposal 1, “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm, as described in Proposal 2, “FOR” the adoption of the resolution approving the compensation of the named executive officers, as described in Proposal 3 and “FOR” the approval of the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan, as described in Proposal 4.

16.	How are the votes tabulated?

Broadridge will tabulate all votes which are received prior to the date of the 2021 Annual Meeting. We have appointed Tina Connolly as Inspector of Election of the 2021 Annual Meeting and to receive Broadridge’s tabulation, to tabulate all other votes, and to certify the voting results. We intend to publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Meeting.

17.	Who pays the cost of this solicitation?

We will pay the cost of this solicitation. In addition, arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by our officers and employees who will not be additionally compensated therefor.

PROPOSAL 1: ELECTION OF DIRECTORS

Classification of the Company’s Directors

The number of directors constituting our Board is currently set at 11. In accordance with the terms of the Company’s Amended and Restated Articles of Incorporation, as supplemented (the “Charter”), our Board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms as follows:

•	The Class I directors are Frank E. Mason, III, Jeffrey E. Thompson, and William E. Esham, III and their terms will expire at the annual meeting of shareholders to be held in 2022;

•	The Class II directors are Blenda W. Armistead, Clyde V. Kelly, III, David W. Moore, and Dawn M. Willey and their terms will expire at the annual meeting of the shareholders to be held in 2023;

•	The Class III directors are David J. Bates, Lloyd L. Beatty, Jr., James A. Judge and R. Michael Clemmer, Jr. and their terms will expire at the 2021 Annual Meeting.

Election Procedures; Term of Office

At each annual meeting of shareholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor. Any change in the Board resulting from an increase or decrease in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Nominees for Election

Our Board has approved the nomination of David J. Bates, Lloyd L. Beatty, Jr., James A. Judge and R. Michael Clemmer, Jr., for re- election as Class III directors.

Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “Qualifications of 2021 Director Nominees and Continuing Directors.”

QUALIFICATIONS OF 2021 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Class III Director

Nominees:

David J. Bates Age: 74 Director Since: 2012 Committees: Executive (Chair); Audit; Nominating & Governance	Mr. Bates has been a director of the Company since 2012 and became a director of Shore United Bank following the merger of our subsidiary banks in 2016. Since September 2014, Mr. Bates has served as Chairman & CEO of Xtone, Inc., a small privately held technology company located in Northern Virginia. He has a Master’s Degree in economics and an MBA in finance and was employed by the World Bank Group headquartered in Washington, DC for 20 years. During that time, he served 10 years as a specialist in project loan finance at International Finance Corporation, World Bank Group’s private sector affiliate. In nominating Mr. Bates, the Nominating Committee considered as important factors Mr. Bates' experience in banking and finance as well as his experience in corporate governance matters gained through service on a number of private corporate and nonprofit boards.

Lloyd L. Beatty, Jr. Age: 68 Director Since: 2000 Committees: Executive	Mr. Beatty has served as the Company's President and Chief Executive Officer (“CEO”) since June 2013 and as a director of the Company since 2000. He was appointed CEO of Shore United Bank in December 2018 and President in January 2019. Prior to the merger of our banking subsidiaries, CNB and Talbot Bank, which formed Shore United Bank, in 2016, Mr. Beatty served as a director of the Talbot Bank since 1992 and as a director of CNB since 2015 and subsequently became a director of the Bank following the merger. Since January 2011, Mr. Beatty has served as our President and Chief Operating Officer (“COO”) and previously served as our Executive Vice President and COO since August 2007. Prior to that and since October 2004, Mr. Beatty has been employed by us in various executive level operating officer capacities. Prior to joining the Company, Mr. Beatty was the Chief Operating Officer of Darby Overseas Investments, LP, a global private equity firm, and President of Darby Advisors, Inc., a privately held family investment business, from 1998 to 2005. Mr. Beatty was also a practicing certified public accountant for 25 years and a principal in the accounting firm Beatty, Satchell & Company from 1977 to 1998. In nominating Mr. Beatty, the Nominating Committee considered as important factors Mr. Beatty’s extensive financial knowledge and operational experience, as well as his familiarity with an important market area in which we compete, his experience with the Bank and his experience in advising companies in financial and tax matters, mergers and acquisition transactions, and insurance operations.

James A. Judge Age: 62 Director Since: 2009 Committees: Audit (Chair); Risk Management	Mr. Judge has been a director of the Company since 2009. He previously served as a director of CNB since 2005 and subsequently became a director of Shore United Bank after the merger of Talbot Bank and CNB in 2016. Mr. Judge has been a certified public accountant for over 30 years and partner since 1985 with Anthony, Judge & Ware, LLC, an accounting and tax services company located in Chestertown, Maryland. In nominating Mr. Judge, the Nomination Committee considered as important factors Mr. Judge’s qualifications as a certified public accountant, his expertise in the preparation and examination of financial statements, his familiarity with the banking business, and his experience in owning and operating his own business.

R. Michael Clemmer, Jr. Age: 53 Director Since: 2016 Committees: Risk Management (Chair); Executive	Mr. Clemmer served as a director of Talbot Bank since 2012 and subsequently became a director of Shore United Bank and the Company after the merger of Talbot Bank and CNB in 2016. Mr. Clemmer is President of Salisbury, Inc., a company that designs and manufactures pewter, sterling silver and other metal giftware, a position he has held since 1991. In 1995, Mr. Clemmer founded Executive Decision, Inc. a corporate recognition company. Since 1992, Mr. Clemmer has been involved in the development, acquisition and renovation of industrial and commercial property. He is founder of Waterside Properties LLC, a property development and management company. Mr. Clemmer is a graduate of the University of Richmond and has been a resident of Talbot County since 1982. In nominating Mr. Clemmer, the Nominating Committee considered as important factors Mr. Clemmer’s leadership capabilities, real estate development in our key market area, and his civic participation in the business community.

Continuing Directors:

Class I Directors:

Frank E. Mason, III Age: 58 Director Since: 2011 (Chairman since 2017) Committees: Executive; Compensation, Nominating & Governance	Mr. Mason served as a director of the Company and The Talbot Bank since 2011 and subsequently became a director of Shore United Bank after the merger of Talbot Bank and CNB in 2016. Mr. Mason was elected Chairman of the Board for the Company and Bank in 2017. Mr. Mason is the President and Chief Executive Officer of JASCO Incorporated, a manufacturer and distributor of analytical instrumentation for the scientific research community, a position he has held since 2004. JASCO Incorporated, which is a subsidiary of JASCO Corporation located in Tokyo, Japan, operates throughout North and South America. Prior to becoming President and Chief Executive Officer, Mr. Mason served as JASCO Incorporated’s Chief Operations Officer from 1996 to 2004 and as its Sales Director for North America from 1987 to 1995. Mr. Mason has a Bachelor of Arts degree from the University of Maryland, College Park, and an MBA from Johns Hopkins University. Mr. Mason’s qualifications to serve on our Board include his experience in leading a large corporation, his financial and operational knowledge.

Jeffrey E. Thompson Age: 65 Director Since: 2016 Committees: Executive; Compensation	Mr. Thompson served as a director of CNB since 2005 and subsequently became a director of Shore United Bank and the Company after the merger of CNB and Talbot Bank in 2016. He also served as legal counsel for CNB from 1986 to July 2016. Mr. Thompson is a managing partner for the law firm of Thompson & Richard, LLP, located in Centreville, Maryland. The law firm has a concentration in all matters pertaining to commercial and residential real estate, estates and trust. The law firm owns and operates a title insurance agency, Chesapeake Title Group. Mr. Thompson’s qualifications to serve on our Board include his experience as an attorney, his expertise in real estate law, and his extensive service on a bank board.

William E. Esham, III Age: 55 Director Since: 2020 Committees: Risk Management	Mr. Esham was appointed to serve as a director of both the Company and Shore United Bank in June of 2020. Mr. Esham is a partner in the law firm of Ayres, Jenkins, Gordy & Almand, P.A., specializing in real estate law, located in Ocean City, Maryland. Mr. Esham’s qualifications to serve on our Board include his prior bank board of director experience with Shore Bank during the period of 2012-2016 (which was acquired by Xenith Bank in 2016) and Peninsula Bank's Advisory Board during the period of 1996-2006. Mr. Esham also serves on the Board of Trustees for Worcester Preparatory School and the Board of Directors for Atlantic General Hospital. Mr. Esham holds a BA from Washington and Lee University and JD from University of Baltimore.

Class II Directors:

Blenda W. Armistead Age: 69 Director Since: 2002 Committees: Audit; Nominating & Governance	Ms. Armistead is a self-employed investor. Ms. Armistead has been a director of the Company since 2002 and served as a director of Talbot Bank since 1992 and subsequently became a director of Shore United Bank after the merger of CNB and Talbot Bank in 2016. Ms. Armistead served as the County Manager and Finance Officer of Talbot County, Maryland from 1982 to 1999 and has served on the boards of numerous community-based organizations within Talbot County and the Mid- Shore. Ms. Armistead received her MBA from the University of North Carolina in 1974. Ms. Armistead’s qualifications to serve on our Board include her banking experience, her managerial, governance and financial expertise relating to her career in local government, and her familiarity with and involvement in one of our key market areas.

Clyde V. Kelly, III Age: 67 Director Since: 2016 Committees: Nominating & Governance (Chair); Compensation

Mr. Kelly served as a director of CNB since 2005, and subsequently became a director of Shore United Bank and the Company after the merger of CNB and Talbot Bank in 2016. Mr. Kelly has been the President and General Manager of Kelly Distributors since 1987, a company that distributes Anheuser-Busch InBev and craft brewery brands in Talbot, Queen Anne’s, Caroline, Dorchester, and Kent counties of Maryland. Mr. Kelly’s qualifications to serve on our Board include his experience in leading a large corporation, his financial and operational knowledge and familiarity with our market area.

David W. Moore Age: 56 Director Since: 2014 Committees: Compensation (Chair); Risk Management	Mr. Moore has been a director of the Company since 2014. He previously served as a director of Felton Bank since 2001 and subsequently became a director of CNB after the merger of Felton Bank and CNB in 2010. He was the Chairman of the ALCO Committee and was a member of CNB’s Executive Committee. He became a director of Shore United Bank after the merger of Talbot Bank and CNB in 2016. Currently, Mr. Moore is the Chairman of Shore Bancshares and Shore United Bank’s Compensation Committees and is a member of Shore United Bank’s Risk Management Committee. Mr. Moore has served as President and CEO of Milford Housing Development Corporation (MHDC) since 2004 and President of East Coast Property Management since 2011. He received his Associate degree in Construction Management from Delaware Technical and Community College in 1984 and his Bachelor of Science degree in Business Management in 1994. Mr. Moore’s qualifications to serve on our Board include his banking experience and his experience in the housing industry.

Dawn M. Willey Age: 58 Director Since: 2020 Committees: Audit; Risk Management	Mrs. Willey joined the Company as a director in December of 2020. Mrs. Willey was the founding CEO of Bridgeforce Inc., a trusted advisor to many of the largest lenders in the world. Mrs. Willey retired in 2013 and served as Board Chairperson through 2019. Mrs. Willey has also served on the Board of Katabat, a financial service SAS cloud computing company until its sale in 2020. Prior to launching an entrepreneurial career in 2000, Mrs. Willey held the position of Executive Vice President with MBNA, later purchased by Bank of America. Mrs. Willey’s qualifications to serve on our Board include a 16-year career with MBNA, where she was responsible for the oversight and implementation of a variety of operations including: portfolio risk strategies, investment evaluation and development of strategic business technology initiatives for collections, fraud, credit acquisition and portfolio risk management. Mrs. Willey has a Bachelor of Arts degree from the University of Delaware.

EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS

Below is information regarding each of our current executive officers who are not directors of the Company, including their title, age and brief biography describing each executive officer’s business experience.

Name	Age	Position
Edward C. Allen	73	Executive Vice President and Chief Financial Officer
Donna J. Stevens	58	Executive Vice President and Chief Operating Officer
W. David Morse	59	Executive Vice President, Secretary and General Counsel
Charles E. Ruch, Jr.	62	Executive Vice President and Chief Credit Officer
Michael T. Cavey	64	Executive Vice President and Chief Lending Officer
Jennifer M. Joseph	53	Executive Vice President and Chief Retail Banking Officer

Edward C. Allen was appointed Senior Vice President and Chief Financial Officer of the Company and the Bank in June 2016 and was recently promoted to Executive Vice President in April 2019. Mr. Allen was previously CNB’s President and Chief Executive Officer from September 2014 to June 2016 and prior to that he was CNB’s Chief Financial Officer from October 2011 when he started with the company. Mr. Allen is a career banker with 40 years’ experience in community banks. He has been CFO or COO of banks ranging in asset size from $400 million to $2.5 billion. He has a Bachelor of Science degree in accounting and an MBA in finance. Most of his career has been on the finance side of the business, although he was COO of a $500 million bank for 12 years. He has extensive experience in budgeting, investment portfolio management and board presentations. He has been active in civic affairs, serving on Boards of Compass Regional Hospice and Mid-Shore Community Foundation.

Donna. J. Stevens was appointed Senior Vice President and Chief Operating Officer of the Company in July 2015 and for the Bank in July 2016 and promoted to Executive Vice President in April 2019. She served as the Company’s Chief Operations Officer from July 2013 to July 2015. She is a career banker since 1980 and joined the company in 1997 serving in various senior officer positions responsible for retail and bank operations, compliance, loan and credit administration. She is a graduate of Maryland Banking School, ABA Compliance School and Stonier Graduate School of Banking. Professional affiliations include Maryland Banker’s Association Regulatory Affairs Committee and Mid-Atlantic Regional Compliance group. Previous affiliations include past Chairman of the Maryland Banker’s Leadership and Development Committee and member of the Government Relations Council.

W. David Morse has served as Secretary and General Counsel for the Company since 2008 and was promoted to Executive Vice President in April 2019. He began employment with Shore United Bank (formerly the Talbot Bank) in 1991. He received his Juris Doctorate from the University of Baltimore and was admitted to the Maryland State Bar in 1986. He received his Bachelor of Arts degree from High Point College, NC in 1983. He also serves as Executive Vice President, Legal Counsel for Shore United Bank.

Charles E. Ruch Jr. has served as Executive Vice President and Chief Credit Officer of the Bank (formerly CNB) since 2010 and joined CNB in 2006. Entered banking in 1977, holding various retail positions from teller to core manager through the 1980s with Equitable Bank. He joined AB&T as a commercial lender in 1987 and was AB&T’s Senior Commercial Lender for 10 years. He graduated from the University of Maryland in 1983.

Michael T. Cavey joined the Bank in 2014 as a Senior Vice President and Commercial Sales Manager and currently serves as the Executive Vice President and Chief Lending Officer of the Bank (formerly the Talbot Bank). Prior to his employment in 2014 with The Talbot Bank, Mr. Cavey worked for Howard Bank as a Senior Vice President and Regional Executive for Howard and Anne Arundel Counties for five years. Prior to his position at Howard Bank, Mr. Cavey held a Senior Vice President and Commercial Team Leader positions at Sandy Spring Bank and M& T Bank. Mr. Cavey received his Bachelor of Science degree from Duke University.

Jennifer M. Joseph has served as Executive Vice President and Chief Retail Officer of the Bank since November 2016.  Prior to her employment with the Bank, Mrs. Joseph served as the Market Executive of PNC Bank, N.A. from 2011 to 2015.  Mrs. Joseph entered into banking in 1986, holding various retail and lending positions, including Business Banking Sales Manager. She is a graduate of ABA Stonier Graduate School of Banking and CBA Graduate School of Retail Bank Management.

CORPORATE GOVERNANCE

Director Independence

Pursuant to Rule 5605(b)(1) of the Nasdaq Rules, a majority of the members of the Board must be “independent directors” as that term is defined by Nasdaq Rule 5605(a)(2). In accordance with Nasdaq Rules, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. Our Board has determined that currently serving directors, Blenda W. Armistead, Clyde V. Kelly, III, David J. Bates, David W. Moore, Frank E. Mason, III, James A. Judge, Jeffrey E. Thompson, R. Michael Clemmer, Jr., William E. Esham, III and Dawn M. Willey are “independent directors” under the Nasdaq Rules and these independent directors constitute a majority of our Board.

Board Leadership Structure and Executive Sessions

Our Board currently separates the roles of Chairman of the Board and Chief Executive Officer. The Board’s philosophy is and has been to fill the position of Chairman with an independent director. The foregoing structure is not mandated by any provision of law or our Charter or Bylaws, but the Board believes that this governance structure provides the best balance between the Board’s independent authority to oversee our business and the Chief Executive Officer’s management of our business on a day-to-day basis.

The duties of the Chairman include: (i) acting as a liaison and channel for communication between the independent directors and the Chief Executive Officer; (ii) providing leadership to ensure the Board works cohesively and independently and during times of crisis; (iii) advising the Chief Executive Officer as to the quality, quantity and timeliness of information from executive management to the independent directors; (iv) being available to consult with the Chief Executive Officer and other directors on corporate governance practices and policies; (v) coordinating the assessment of Board committee structure, organization and charters and evaluating the need for change, as well as committee membership; (vi) together with the Chair of the Nominating and Governance Committee, interviewing all Board candidates and making recommendations concerning such candidates; (vii) coordinating, developing the agenda and leading executive sessions of the independent directors and communicating the results thereof to the Chief Executive Officer; (viii) ensuring appropriate segregation of duties between Board members and management; (ix) suggesting agenda items for Board meetings; and (x) together with the Chair of the Compensation Committee, communicating the Board’s evaluation of the performance of the Chief Executive Officer.

To further strengthen the oversight of the full Board, the Board’s independent directors hold executive sessions at which only non-management directors are present. The executive sessions are scheduled in connection with regularly scheduled Board meetings. Additional executive sessions may be called by any of the independent directors as often as necessary. During fiscal year 2020, the independent directors met sixtimes in executive session without the presence of management.

For these reasons, the Board believes that our corporate governance structure is in the best interests of the Company and our shareholders at this time. The Board retains authority to modify this structure as it deems appropriate.

Board and Committee Oversight of Risk

The Board is actively involved in overseeing our risk management through the work of its various committees and through the work of the boards of directors and committees of our subsidiaries, a number of which have Company directors as members. Each committee of the Board is responsible for evaluating certain risks and overseeing the management of such risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees the process by which senior management and the relevant departments assess and manage our exposure to, and management of, financial and operational risks. The Nominating and Governance Committee manages risks by setting criteria for nomination of director candidates, nominating qualified candidates, and establishing and periodically reviewing our governance policies. In addition, the Board implemented a comprehensive Enterprise Risk Management (“ERM”) program during 2014 and established the ERM Oversight Committee in 2015 as one of the Board’s designated standing committees. As part of its responsibilities, the ERM Oversight Committee reviews management’s assessment of the Company’s core risks and alignment of its enterprise-wide risk profile with the Company’s strategic plan, goals, and objectives. In addition to our committees’ work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed. The Board regularly receives reports and other information on areas of material risk to the Company including compliance, credit, cybersecurity, financial, liquidity, market/interest rate, operational, reputational, strategic, and technology risks. Those reports enable the Board to understand the risk identification, risk management and risk mitigation strategies, which are then employed by management and the ERM function. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Business Conduct and Code of Ethics

We have adopted a Code of Ethics, as amended, that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. The Code of Ethics provides fundamental ethical principles to which these individuals are expected to adhere. The Code of Ethics operates as a tool to help directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with, the Company.

The Code of Ethics is available on our website at www.shorebancshares.com under the “Governance Documents” link. Shareholders can also obtain a written copy of the Code of Ethics, free of charge, upon request to: W. David Morse, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or (410) 763-7800. Any future changes or amendments to the Code of Ethics and any waiver that applies to one of our senior financial officers or a member of the Board will be posted to our website.

Shareholder Communications and Annual Meeting Attendance

Shareholders may communicate with our Board by contacting W. David Morse, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or (410) 763-7800. All communications will be forwarded directly to the Chairman of the Board for consideration.

The Board members are not required to attend our annual meetings of shareholders. However, all directors are encouraged to attend every annual meeting of shareholders as we believe that the annual meeting is an opportunity for shareholders to communicate directly with directors. If you would like an opportunity to discuss issues directly with the members of the Board, please consider attending this year’s Annual Meeting. At the 2020 annual meeting of shareholders, all directors (who were serving as such) were in attendance.

The Company and its subsidiaries have adopted policies and procedures to ensure compliance with the foregoing requirements.

COMMITTEES OF THE BOARD OF DIRECTORS

	Executive	Audit	Compensation	Nominating & Governance	Enterprise Risk Management
Blenda W. Armistead		X		X
Clyde V. Kelly, III			X	Chair
David J. Bates	Chair	X		X
David W. Moore			Chair		X
Dawn M. Willey		X			X
Frank E. Mason, III	X		X	X
James A. Judge		Chair			X
Jeffrey E. Thompson	X		X
Lloyd L. Beatty, Jr.	X
R. Michael Clemmer, Jr.	X				Chair
William E. Esham, III					X
Number of Meetings in 2020	2	4	4	3	4

Executive Committee

Our Executive Committee consists of David J. Bates, Chair, Frank E. Mason, III, Jeffrey E. Thompson, Lloyd L. Beatty and R. Michael Clemmer, Jr. The Executive Committee has the authority to exercise the powers of our Board in the management of the business and affairs of the Company, subject to any restrictions imposed by law and to subsequent revision or alteration of any such action by the Board. The Executive Committee met two times during fiscal year 2020.

Audit Committee

The current members of the Audit Committee are James A. Judge, Chair, Blenda W. Armistead, David J. Bates and Dawn M. Willey. Our Board has determined that each current member of the Audit Committee is “independent” and financially literate as required in the Audit Committee charter and as required by the rules and regulations promulgated by the SEC and The Nasdaq Stock Market. Our Audit Committee has adopted a charter, which is posted on our website at www.shorebancshares.com under the “Governance Documents” link. The Audit Committee met four times during fiscal year 2020.

The principal functions of the Audit Committee are to review the financial information to be provided to our shareholders and others, our financial reporting process, our system of internal controls, our independent auditors’ independence, our audit process and the process for monitoring compliance with laws and regulations. Under our Audit Committee charter, the Audit Committee is solely responsible for hiring and firing the independent auditors and approving their fees and engagement terms; resolving any disagreement between the independent auditors and our management; and pre-approving all audit and non-audit services performed by the independent auditors, subject to a de minimis exception.

Our Board has determined that James A. Judge, Chairman of the Audit Committee, qualifies as an audit committee financial expert within the meaning of applicable SEC rules because he has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, and experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control and procedures for financial reporting; and (v) an understanding of audit committee functions. Mr. Judge has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biography above.

Compensation Committee

The members of the Compensation Committee, all of whom are independent directors as that term is defined in the Nasdaq Rules, are David W. Moore, Chair, Clyde V. Kelly, III, Frank E. Mason, III and Jeffrey E. Thompson. The Compensation Committee has adopted a charter, which is posted on our website at www.shorebancshares.com under the “Governance Documents” link. The Compensation Committee met four times during fiscal year 2020.

The Compensation Committee is generally responsible for overseeing and, as appropriate, determining our director and executive officer compensation, recommending executive promotions to the full Board, providing assistance and recommendations with respect to our compensation policies and practices, and assisting with the administration of our compensation plans. The Compensation Committee determines executive compensation pursuant to the principles discussed in the section below entitled “Overview of Compensation Philosophy and Objectives” and determines director compensation by periodically reviewing the compensation practice of peer group institutions.

Pursuant to its charter, the Compensation Committee may retain or obtain the advice of a compensation consultant, legal counsel or other advisers as it deems necessary and appropriate to carry out its duties and, in connection with such retention of consultants, the Compensation Committee will consider the independence factors as required by the applicable rules of The Nasdaq Stock Market and the SEC. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisers retained by them. During fiscal year 2020, the Compensation Committee engaged Hunt Benefits & Associates to perform executive and director compensation market reviews.

Nominating and Governance Committee

The members of the Nominating and Governance Committee, all of whom are independent directors as that term is defined in the Nasdaq Rules, are Clyde V. Kelly, III, Chair, Blenda W. Armistead, David J. Bates and Frank E. Mason III. The Nominating and Governance Committee has adopted a charter, which is posted on our website at www.shorebancshares.com under the “Governance Documents” link. The Nominating and Governance Committee met three times during fiscal year 2020.

The Nominating and Governance Committee is responsible for overseeing and, as appropriate, determining or making recommendations to the Board regarding membership and constitution of the Board and its role in overseeing our affairs. The Nominating and Governance Committee manages the process for evaluating the performance of the Board and for nominating candidates (including current Board members) for election by our shareholders after considering the appropriate skills and characteristics required for the Board, the current makeup of the Board, the results of the evaluations and the wishes of the Board members to be re-nominated.

The Nominating and Governance Committee is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The Nominating and Governance Committee will from time to time review and consider candidates recommended by shareholders. Shareholder recommendations should be submitted in writing to: Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601, Attn: W. David Morse, Secretary; and must specify (i) the recommending shareholder’s contact information, (ii) the class and number of shares of capital stock beneficially owned by the recommending shareholder, (iii) the name, address and credentials of the candidate for nomination, and (iv) the candidate’s consent to be considered as a candidate.

Whether recommended by a shareholder or chosen independently by the Nominating and Governance Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating and Governance Committee does not have a formal policy pursuant to which it considers specific diversity criteria when selecting nominees, such as education, professional experience, skills, race or gender. Rather, the Nominating and Governance Committee’s goal in selecting nominees is to identify persons who have business and other ties to the communities and industries we serve, and who have skills, education and other attributes that will meet the needs of the Board at that time and, generally, that are complimentary to the skills and attributes possessed by existing directors. When searching for and appointing directors to fill a particular committee position, the Nominating and Governance Committee searches for persons who will meet the independence standards required for those committees and who possess skills and attributes that will allow the committee to be effective. The Nominating and Governance Committee also strives to select individuals who it believes will work well with the other directors at the highest level of integrity and effectiveness.

A candidate, whether recommended by a shareholder or otherwise, will not be considered for nomination unless he or she is of good character and is willing to devote adequate time to Board duties. In assessing the qualifications of potential candidates, the Nominating and Governance Committee will also consider the candidate’s experience, judgment, and civic and community relationships, and the diversity of backgrounds and experience among existing directors. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise, or independence from the Company.

It should be noted that a shareholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a shareholder will be approved by the Nominating and Governance Committee or nominated by the Board. A shareholder who desires to nominate a candidate for election may do so only in accordance with Article II, Section 4 of our Bylaws which provides that directors may be nominated by shareholders by written request to the Secretary of the Company received not less than 120 days nor more than 180 days prior to the date fixed for the meeting. Additional time constraints are applicable in the cases of a change in shareholder meeting date or a special meeting called for the purpose of electing directors. As provided in the Bylaws, the notice of nomination must specify: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of our capital stock owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of our capital stock owned by the notifying shareholder; (f) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director; (g) a description of all arrangements or understandings between such notifying shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such notifying shareholder; (h) a representation that such notifying shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (i) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee.

Enterprise Risk Management Oversight Committee

The members of the ERM Oversight Committee are R. Michael Clemmer, Jr., Chair, David W. Moore, James A. Judge, William E. Esham, III and Dawn M. Willey. To direct the ERM function, the ERM Oversight Committee is responsible for establishing and monitoring the volume and mix of our assets and funding sources. The ERM Oversight Committee’s overall objective is to manage our liquidity, capital adequacy, growth, risk, and profitability goals. ERM will be the primary forum for discussion and analysis of our investment plans, lending plans, liability structure, and overall interest rate risk. The ERM Oversight Committee met four times during fiscal year 2020.

Board and Committee Meetings and Attendance

Our Board held seventeen meetings during fiscal year 2020. During fiscal year 2020, the Board had five separately designated standing committees: the Executive Committee, the Audit Committee, the Nominating and Governance Committee, the Compensation Committee, and the ERM Oversight Committee.

In fiscal year 2020, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which that person served as a director) and (2) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by us to own beneficially more than five (5%) of the outstanding shares of Common Stock; (ii) each of our directors and executive officers named in the Summary Compensation Table (such executive officers are referred to herein as the “Named Executive Officers”); and (iii) all of our directors and executive officers as a group; and includes all shares of Common Stock that may be acquired within 60 days of the Record Date. The address of each of the persons named below is the address of the Company except as otherwise indicated.

	Number of Shares Beneficially		Percent of Class Beneficially
Name	Owned		Owned
Directors, Nominees and Named Executive Officers
Edward C. Allen	13,941		*
Blenda W. Armistead	20,023	(1)	*
David J. Bates	18,550		*
Lloyd L. Beatty, Jr.	99,162	(2)	*
Michael R. Clemmer, Jr.	14,685	(3)	*
William E. Esham, III	5,498		*
James A. Judge	14,520	(4)	*
Clyde V. Kelly	11,618		*
Frank E. Mason, III	31,169		*
David W. Moore	6,842	(5)	*
Donna J. Stevens	11,672	(6)	*
Jeffrey E. Thompson	15,254	(7)	*
Dawn M. Willey	3,997
All Directors, Nominees and Named Executive Officers as a Group (13 Persons)	268,931		2.3%
5% Shareholders
Fourthstone, LLC
13476 Clayton Road
St. Louis, MO 63131	1,195,542	(8)	10.2%
BlackRock Institutional Trust Company, N.A.
55 East 52nd Street
New York, New York 10055	886,966	(9)	7.5%
FJ Capital Management LLC
1313 Dolley Madison Blvd, Ste 306
McLean, VA 22101	849,397	(10)	7.2%
All 5% Shareholders as a Group	2,931,905		24.9%
Total	3,200,836		27.2%

* Amount constitutes less than 1%.

Notes:

(1)	Includes 1,305 shares held individually by Bruce C. Armistead; 2,532 shares held by Bruce C. Armistead under an Individual Retirement Account arrangement; and 2,545 shares held by Bruce C. Armistead, as custodian for a minor child.

(2)	Includes 15,026 shares held jointly with Nancy W. Beatty; 855 shares held individually by Nancy W. Beatty.

(3)	Includes 1,500 shares held jointly with Dina Clemmer and 350 shares held by Dina Clemmer, as custodian for a minor child.

(4)	Includes 5,740 shares held individually by Margaret B. Judge.

(5)	Includes 96 shares held jointly with Evelyn W. Moore.

(6)	Includes 179 shares held jointly with Clay Stevens; 30 shares held as joint tenant with Laura Stevens; and 30 shares held as joint tenant with Taylor Stevens.

(7)	Includes 1,200 shares held jointly with Barbara Thompson; 1,000 shares held as joint tenant with James R. Thompson; and 1,000 shares held as joint tenant with Katelyn J. Thompson.

(8)	As reported in a Schedule 13 G/A filed with the SEC on February 17, 2021 for the calendar year ended December 31, 2021.

(9)	As reported in a Schedule 13 G/A filed with the SEC on February 1, 2021 for the calendar year ended December 31, 2021.

(10)	As reported in Schedule 13G filed with the SEC on March 12, 2021 for the calendar year ending December 31, 2021.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Overview

Our directors who are not also our employees or employees of our subsidiaries, referred to as “outside directors,” receive an annual retainer for their service on the Boards of both the Bank and Company. Outside directors are permitted to elect to receive their quarterly installments of the annual retainer in either cash or stock pursuant to the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan (the “2016 Equity Plan”). These compensatory arrangements are discussed in detail below.

The following table provides information about the compensation paid to or earned by our outside directors during fiscal year 2020. Information regarding compensation paid to or earned by directors who are also Named Executive Officers is presented in the Summary Compensation Table that appears below in the section entitled “Compensation Discussion and Analysis.”

Director Compensation Table

	Fees earned	Fees earned or paid in
	or paid in cash	restricted stock	Total
Name(4)	($)	($)(1)	($)
Blenda W. Armistead	30,014	21,986	52,000
David J. Bates	26,273	30,727	57,000
R. Michael Clemmer, Jr.	17,523	39,477	57,000
William E. Esham, III(2)	15,007	10,993	26,000
David A. Fike(3)	10,014	21,986	32,000
James A. Judge	35,014	21,986	57,000
Clyde V. Kelly, III	35,014	21,986	57,000
Frank E. Mason, III	14	66,986	67,000
David W. Moore	35,014	21,986	57,000
Jeffrey E. Thompson	30,014	21,986	52,000

Notes:

(1)	Includes amounts earned for serving on the Board of the Company in which the director elected to receive payment in the form of restricted stock. The amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, “Accounting for Stock Compensation” (“ASC 718”). See Note 13 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions underlying valuation of equity awards.

(2)	Mr. Esham joined the Board on July 7, 2020.

(3)	Mr. Fike did not run for re-election at the annual meeting of the shareholders held in 2020.

(4)	Mrs. Willey is not included in the Director Compensation Table as her appointment to the Board was effective as of January 1, 2021.

Company Director Compensation

In the third quarter of 2019, our outside director compensation was increased to provide for a $5,000 increase to both the annual retainer fee, which went from $25,000 to $30,000, and the director equity award, which went from $17,000 to $22,000. In addition, the separate fee for the Chairman of the Board was increased $5,000, which went from $10,000 to $15,000. The Chairs for each committee of the Board also receive an additional annual retainer of $5,000. There were no outside director compensation increases in 2020. Directors have the option to receive their retainers in the form of cash or restricted stock issued pursuant to the 2016 Equity Plan with a one-year vesting period.

Minimum Stock Ownership Requirements

Minimum stock ownership requirements for the CEO, Directors and Named Executive Officers as follows:

CEO — minimum of 20,000 shares within 5 years of appointment;

Directors — minimum of 4,000 shares within 3 years of being elected; and

Named Executive Officers — minimum of 4,000 shares within 5 years of appointment.

All named executives and directors have met the required ownership levels.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is designed to reward our senior management team not just for delivering short-term results but also for driving consistent sustainable growth, which is how we exceed customer expectations and produce positive returns for our shareholders. We believe that our compensation decisions reflect a balanced and responsible pay approach by tying pay outcomes over the short and long-term, while also considering the environment in which compensation decisions are made.

Shareholders have the opportunity, at the 2021 Annual Meeting, to vote to endorse or not endorse the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules. The Compensation Committee and the Board believe that this Compensation Discussion and Analysis, and the compensation tables and narrative discussion that follow, support their recommendation to approve the shareholder advisory resolution for the following Named Executive Officers in 2020:

•	Lloyd L. Beatty, Jr. — President and Chief Executive Officer

•	Donna J. Stevens — Executive Vice President and Chief Operating Officer

•	Edward C. Allen — Executive Vice President and Chief Financial Officer

Compensation Philosophy

The primary objective of the Compensation Committee’s approach is to provide competitive levels of compensation so that we may attract, retain and reward outstanding executive officers. In a highly competitive community banking marketplace, excellent leadership is essential. Our executive officers are expected to manage the business of the Company and its subsidiaries in a manner that promotes growth and profitability for the benefit of shareholders, while exceeding the requirements and service expectations of our customers. To that end, the Compensation Committee believes that:

•	Key executives should have compensation opportunities at levels that are competitive with peer institutions;

•	Total compensation should include “at risk” components that are linked to annual and long-term performance results; and

•	Stock-based compensation should form a key component of total compensation as a means of linking senior management to the long-term performance of the Company and aligning their interests with those of shareholders.

Say on Pay Results and Shareholder Outreach

At the 2018 annual meeting of shareholders, the Company’s shareholders adopted a non-binding resolution approving the compensation paid to our executive officers, as disclosed in the definitive proxy statement for that meeting pursuant to Item 402 of the SEC’s Regulation S-K. The measure was approved by approximately 51% of all votes cast, which was not satisfactory to us or our Board. In an effort to increase our shareholder approval percentage, we undertook a comprehensive review of our executive compensation program design and governance practices with the view towards making necessary or advisable changes to the plan design and governance practices. We also engaged in a shareholder outreach process. Based upon the feedback received from this outreach, we adopted certain updates to our executive compensation program, including our decision not to renew the employment agreements of our executive officers and transitioning such officers to change in control agreements and our decision not to continue our long-term incentive plan program. Due to our comprehensive changes and shareholder outreach, at the 2019 annual meeting of shareholders, the Company’s shareholders approved a non-binding resolution approving the compensation paid to our executive officers by approximately 84% of all votes cast. At the 2020 annual meeting of shareholders, the Company’s shareholders approval of our compensation program remained strong at approximately 82% of all votes cast. Both the Compensation Committee and the Board intend to continually evaluate our executive compensation philosophy and practices in light of the Company’s performance, needs and developments, including the outcome of future non-binding advisory votes by the Company’s shareholders.

Role of Compensation Consultants

The Compensation Committee’s consultant regularly attends committee meetings and attends executive sessions as requested by the Compensation Committee’s chair, Mr. Moore. The Compensation Committee’s consultant does not perform any services for the Company’s management, without express approval from the Compensation Committee.

In 2020, the Compensation Committee directly engaged Hunt Benefits & Associates to perform executive and director compensation market reviews. The Company paid fees totaling $5,000 to Hunt Benefits & Associates in 2020.

Compensation Consultant Independence

In furtherance of maintaining the independence of the Compensation Committee’s compensation consultants, the Compensation Committee has the sole authority to retain, terminate and obtain the advice of Hunt Benefits & Associates, at the Company’s expense. Further, as discussed above, the Compensation Committee’s compensation consultants will not perform any services for the Company’s management unless approved in advance by the Compensation Committee.

In connection with its engagement of Hunt Benefits & Associates, the Compensation Committee considered various factors bearing upon such consultant’s independence including, but not limited to, the amount of fees received by such consultant from the Company as a percentage of such consultant’s total revenue, such consultant’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact such consultant’s independence. After reviewing these and other factors, the Compensation Committee determined that Hunt Benefits & Associates is independent and that its engagement does not present any conflicts of interest. The consultant also determined that it was independent from management and confirmed this in written statements delivered to the Chair of the Compensation Committee as shown below.

Management’s Role in the Executive Compensation Process

Mr. Beatty, our President and Chief Executive Officer, as well as key members of our human resources function, each help support the Compensation Committee’s executive compensation process and regularly attend portions of committee meetings. As part of the executive compensation process, Mr. Beatty provides his perspective to the Compensation Committee regarding the performance of his Senior Leadership Team, which includes all of our Named Executive Officers and certain other senior officers of the Company. In accordance with NASDAQ rules, Mr. Beatty is not present when his compensation is being discussed or approved by the Compensation Committee and Mr. Beatty does not vote on executive compensation matters, and neither he nor other members of management attend executive sessions of the Compensation Committee.

Risk Considerations

We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

•	Balanced mix of fixed versus variable compensation and cash-based versus equity-based compensation;

•	Variable compensation based on a variety of performance goals, including Company, business unit and individual performance goals;

•	Compensation Committee discretion to lower annual incentive award amounts;

•	Balanced mix of short-term and long-term incentives;

•	Stock ownership requirements; and

•	Clawback policy.

Compensation Peer Group and Benchmarking

The Compensation Committee refers to executive compensation studies prepared by its independent consultants when it reviews and approves executive compensation. The studies reflect compensation levels and practices for executives holding comparable positions at peer group companies, which help the Compensation Committee set compensation at competitive levels. The Compensation Committee’s primary selection criteria are industry (commercially focused banks), asset size, and geography. The Compensation Committee compares each executive officer’s base salary, target total cash and target long-term incentive compensation value to amounts paid for similar positions at peer group companies.

The Compensation Committee believes that the market median is a useful reference point in helping to achieve the executive compensation program objectives. However, the Compensation Committee also considers other factors when setting compensation; and target total direct compensation for each executive may vary from the market median based on the factors the Compensation Committee considers relevant each year, including particular job responsibilities and scope, adjustments for individual skills and expertise, and internal pay equity.

The compensation peer group developed for the Company by Hunt Benefits & Associates  was updated in 2020 to include Delmar Bancorp and First United Corp. based on comparable asset size and geographic location.

Company	Ticker	City	State	2020 Assets
Republic First Bancorp, Inc.	FRBK	Philadelphia	PA	5,065,735
Southern National Bancorp of Virginia, Inc.	SONA	McLean	VA	3,088,673
Orrstown Financial Services, Inc.	ORRF	Shippensburg	PA	2,750,572
Howard Bancorp, Inc.	HBMD	Baltimore	MD	2,537,991
Business First Bancshares, Inc.	BFST	Baton Rouge	LA	4,160,360
Southern First Bancshares, Inc.	SFST	Greenville	SC	2,482,587
Investar Holding Corporation	ISTR	Baton Rouge	LA	2,321,181
Community Financial Corporation	TCFC	Waldorf	MD	2,026,439
Parke Bancorp, Inc.	PKBK	Sewell	NJ	2,075,907
C & F Financial Corporation	CFFI	Toano	VA	2,086,310
Community Bankers Trust Corporation	ESXB	Richmond	VA	1,644,758
National Bankshares, Inc.	NKSH	Blacksburg	VA	1,519,671
Delmar Bancorp	DBCP	Salisbury	MD	945,166
First United Corp.	FUNC	Oakland	MD	1,685,907
Shore Bancshares, Inc.	SHBI	Easton	MD	1,933,315

Compensation Elements at Shore Bancshares

Base Salary

A competitive salary for senior management is essential. Furthermore, flexibility to adapt to the particular skills of an individual or the Company’s specific needs is required. We establish base salaries and assess market competitiveness by comparing our executives’ qualifications, experience and responsibilities as well as their individual performance and value, with similar positions among our peers. Additionally, we consider special circumstances related to staffing needs and market situations and levels of compensation provided from other compensation components.

The Compensation Committee generally reviews executive compensation in the fourth quarter. At that time, we review market studies on executive compensation and solicit input from our President and CEO, Mr. Beatty, on the performance of each officer that directly reports to him and his recommended base salary increases or decreases. Recommendations regarding adjustments to Mr. Beatty’s salary are discussed and approved in executive session of the Compensation Committee. Our compensation philosophy is to set executive base salaries generally at the market median; however some adjustments may be made to take into consideration internal equity factors, additional functional responsibilities and each executive’s experience. Changes to the salaries of our Named Executive Officers were as follows:

Executive	Title	2019 Salary	2020 Salary	2020 % Increase
Lloyd L. Beatty, Jr.	President & CEO	$495,000	$525,000	6%
Donna J. Stevens	EVP & COO	255,000	290,000	12
Edward C. Allen	EVP & CFO	255,000	275,000	7

Annual Incentive Program

The Company’s incentive program, the Management Incentive Plan (the “MIP”), was developed to provide additional compensation to key management personnel when corporate and individual performance meet or exceed specific predetermined goals. Incentive award targets are assigned to each executive based on the executive’s position and responsibilities. We also consider the identified comparative compensation targets and pay mix outlined in our executive compensation philosophy.

In fiscal year 2019, each Named Executive Officer participated in the MIP and was assigned Company and individual goals at the beginning of the year. Target award opportunities under the MIP for 2019 were 15% of base salary for Mr. Beatty and 12.5% of base salary for the other Named Executive Officers. Once earned, the Named Executive Officer has the option to receive the incentive in cash or equity in any proportion they desire. In 2019, all incentives were paid in cash.

For fiscal year 2019, annual incentive bonuses were based on the achievement of the objective performance goals of return on equity (“ROE”) and adversely classified items (“ACI”) which together accounted for a potential of 70% of Mr. Beatty’s incentive award. The remaining 30% of his incentive opportunity was tied to personal goals. Mr. Allen and Mrs. Stevens goals were split 50% tied to ROE or Company goals and 50% tied to personal goals.

We performed above our threshold ROE and achieved the maximum ACI threshold in 2019. Mr. Beatty and Mrs. Stevens earned slightly above their target awards and Mr. Allen earned his target award.

Due to the uncertainty of how the coronavirus disease, COVID-19, would impact our performance in fiscal 2020, we deemed it prudent to suspend use of the MIP in 2020. Instead, the Compensation Committee performed end of the year assessments for each of the Named Executive Officers to assess performance and contributions toward the Company to determine eligibility for discretionary bonus awards.

Supplemental Executive Retirement Plans

In 2019, the Board’s Compensation Committee terminated the 2018 Long-Term Incentive Plan (“LTIP”) for all officers and the 2017 LTIP for Named Executive Officers, and all corresponding restricted stock units (“RSUs”) were forfeited. To replace the LTIP, the Compensation Committee elected to institute individual Supplemental Executive Retirement Plans (“SERPs”) with executive officers, which were executed in 2020. Three SERPs were instituted and began on July 19, 2019 for Mr. Beatty, Mr. Allen, and Mrs. Stevens.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	(loss) in last	withdrawals/	balance at
		in last FY	in last FY	FY	distributions	last FYE
Name	Plan	($)	($)	($)	($)	($)
Mr. Beatty	SERP	-	560,286	-	-	801,088
Mrs. Stevens	SERP	-	74,409	-	-	113,538
Mr. Allen	SERP	-	166,577	-	-	238,169

401(k) Profit Sharing Plan

All employee contributions to the 401(k) Profit Sharing Plan are immediately vested. Discretionary and matching contributions by the Company vest incrementally over a six-year period. For 2020, the Company matched 100% of employee contributions up to three percent of the employee’s compensation and matched 50% of the employee contributions up to an additional two percent of compensation. Discretionary, pre-tax and matching contributions may be withdrawn while a participant is employed by the Company if the participant has reached age 59½, in circumstances of financial hardship or in certain other circumstances pursuant to plan restrictions.

2020 Deferred Compensation Plan

The Company sponsors the Shore Bancshares, Inc. Deferred Compensation Plan (the “Company Deferred Compensation Plan”), which is an unfunded nonqualified deferred compensation plan that provides an opportunity for our Board, a select group of management and highly compensated employees to voluntarily defer a portion of their compensation. The Compensation Committee designates and approves which eligible employee or director may participate in the Company Deferred Compensation Plan. Prior to the beginning of each calendar year, an eligible individual may elect to defer receipt of all or a portion of any Base Salary (as defined in the plan document) or retainer fees that will be earned by such person in the next calendar year. An eligible individual may elect to defer not less than 5% and up to a maximum of 50% of the eligible individual’s Base Salary or 100% of other compensation (such as bonuses or other incentive compensation). The Company, in its sole discretion, may also credit any amount to a non-director participant’s Employer Discretionary Contribution Account (the “Employer Discretionary Contributions”).

At the choice of the participant, the Company credits a non-director participant’s account with earnings based on the hypothetical earnings of an investment fund, or default to a money market fund if no election is made. The Company credits a director’s account for the deferral of retainer fees as deemed to be invested in units of Company shares of common stock. Participants are fully vested at all times in all deferred compensation or retainer fees credited to each participant’s account. Participants receiving Employer Discretionary Contributions vest at a rate to be determined by the Company at the time it makes such contribution, or if not otherwise defined at the time, upon the third anniversary of the contribution. A non-director participant’s benefit is paid on the earliest date of the following: Retirement, Separation from Service, Fixed Payment Date, or Hardship (as those terms are defined in the plan document), and are paid in cash either in a lump sum or annual installments as described in the Company Deferred Compensation Plan. A director participant’s benefit is paid only upon a Separation from Service other than for Cause (including, but limited to a Separation from Service due to Retirement, death, or Disability), and are distributed in shares of Company common stock. The Company entered into an agreement with Matrix Trust Company as trustee to make contributions to a trust that provides the Company with a source of funds to assist in meeting its liabilities under the Company Deferred Compensation Plan.

Perquisites

The Compensation Committee believes that certain perquisites and other personal benefits can be effective elements of a compensation package because they facilitate and encourage better executive performance and business generation for the Company. Perquisites provided by the Company may include vehicle allowances and country club dues.

Summary Compensation Table

The following table sets forth for the last two fiscal years the total remuneration for services in all capacities awarded to, earned by, or paid to our Named Executive Officers (the Company’s CEO and the two most highly compensated executive officers and other significant executive officers of the Company and its subsidiaries other than the CEO who were serving as executive officers as of December 31, 2020).

Name and principal		Salary		Bonus	Stock Awards		Non-equity incentive plan compensation	Change in Pension value and non-qualified deferred compensation earnings	All other compensation	Total
position	Year	($)		($)(1)	($)(2)		($)(3)	($)	($)(4) - (6)	($)
Lloyd L. Beatty, Jr.	2020	525,000		170,137	-		-	39,469	28,208	762,813
President and CEO	2019	495,000		-	38,639		154,670	26,622	24,603	739,534

Donna J. Stevens	2020	290,000	(7)	80,000	20,380	(8)	-	26,820	8,128	425,329
Chief Operating Officer	2019	255,000		-	17,388		69,586	4,721	7,845	354,540

Edward C. Allen	2020	275,000		70,000	-		-	12,157	10,433	367,591
Senior Vice President, CFO and PFO	2019	255,000		-	15,405		61,618	3,662	10,111	345,796

(1)	Amounts reflect discretionary cash bonuses awarded to the Named Executive Officers in 2020.

(2)	The 2020 amount reflects the grant date fair value of a discretionary restricted stock award paid to Mrs. Stevens for her design and implementation of the Bank's Payment Protection Program (“PPP”). The 2019 amounts reflect grant date fair value of discretionary restricted stock awards paid to the Named Executive Officers in connection with their forfeiture of RSUs as a result of the termination of the LTIP.

(3)	In 2019, the cash bonuses awarded to Named Executive Officers were under the 2019 MIP Plan.

(4)	For Mr. Beatty, the 2020 amount includes a $15,278 matching contribution under the 401(k) plan, $5,670 for use of an automobile and $7,260 for club dues. The 2019 amount includes a $11,200 matching contribution under the 401(k) plan, $6,548 for use of an automobile and $6,855 for club dues.

(5)	For Mr. Allen, the 2020 amount includes a $10,433 matching contribution under the 401(k) plan. The 2019 amount includes a $10,111 matching contribution under the 401(k) plan.

(6)	For Mrs. Stevens, the 2020 amount includes a $8,128 matching contribution under the 401(k) plan. The 2019 amount includes a $7,845 matching contribution under the 401(k) plan.

(7)	Mrs. Stevens began 2020 with a base salary of $275,000 and was increased to $305,000 in June of 2020. The base salary reflected above is the amount actually paid for 2020.
(8)	2,000 shares of common stock were issued to Mrs. Stevens on June 23, 2020 due to the design and implementation of the PPP. These awards vest 33% on June 23, 2021, 33% on June 23, 2022 and 34% on June 23, 2023.

2016 Equity Plan

The 2016 Equity Plan reserves 636,465 shares of Common Stock, subject to adjustment for stock splits and other similar reclassification events, for issuance pursuant to awards. During 2020, the Compensation Committee granted a total of 2,000 restricted shares of Common Stock, no RSUs and no incentive stock options to the Named Executive Officers under the 2016 Equity Plan. During 2019, the Compensation Committee granted a total of 15,702 restricted shares of Common Stock, no RSUs and no incentive stock options to the Named Executive Officers under the 2016 Equity Plan. Under the terms of outstanding awards, all unvested shares will lapse and be forfeited upon the termination of the participant’s employment with the Company. The 2016 Equity Plan will terminate on April 27, 2026 and no further awards may be granted under the 2016 Equity Plan after that date.

The following table provides information with respect to outstanding equity awards held by the Named Executive Officers at December 31, 2020.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards				Stock Awards
Market value
	Number of	Number of			Number of		of shares
	securities	securities			shares		or units of
	underlying	underlying	Option		or units that		stock that
	unexercised	unexercised	exercise		have not		have not
	options (#)	options (#)	price	Option	vested		vested
Name	exercisable	unexercisable	($)	expiration date	(#)		($)
Mr. Beatty	-	-	-		1,586	(1)	23,156
Mrs. Stevens	-	-	-		2,713	(1)(2)	39,610
Mr. Allen	-	-	-		632	(1)	9,227

(1)	This represents 25% of the 2019 MIP Award, which vests one-half on February 3, 2022, one-half on February 3, 2023.

(2)	2,000 shares of common stock were issued to Mrs. Stevens on June 23, 2020 due to the design and implementation of the PPP. These awards vest 33% on June 23, 2021, 33% on June 23, 2022 and 34% on June 23, 2023.

The following table sets forth the number of restricted shares of Common Stock acquired by the Named Executive Officers pursuant to stock awards that vested during 2020 and the value realized upon vesting of stock awards.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Mr. Beatty	-	-	2,684	40,797
Mrs. Stevens	-	-	948	14,410
Mr. Allen	-	-	1,144	17,389

Deferred Compensation

The following table provides information regarding 2020 contributions, earnings, and other financial information in respect of the Company’s Deferred Compensation Plan:

Nonqualified Deferred Compensation

				Aggregate
		Executive	Registrant	earnings	Aggregate	Aggregate
		contributions	contributions	(loss) in last	withdrawals/	balance at
		in last FY	in last FY	FY	distributions	last FYE
Name	Plan(1)	($)	($)	($)	($)	($)
Mr. Beatty	CDCP	116,003	-	19,239	-	135,241
Mrs. Stevens	CDCP	71,917	-	26,820	-	154,458
Mr. Allen	CDCP	67,323	-	12,157	-	134,143

(1)	“CDCP” stands for the Company Deferred Compensation Plan.

Under the Company’s Deferred Compensation Plan, amounts deferred at the election of the employee are credited to an account maintained on behalf of the participant and are deemed to be invested in certain investment options established from time to time by the Compensation Committee. Mandatory, matching and discretionary contributions will be credited to an Employer Funded Account (as defined in the plan) established by the Company and will be deemed to be invested in the manner specified in the participant’s election form for that Plan Year in respect of his or her voluntary deferrals. An employee’s account is credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested. Mandatory contributions will be reduced on a pro-rata basis in the event a participant has a Separation from Service (generally defined as a termination of employment other than because of death, Disability (as defined in the plan) or the taking of leave of absence).

A participant is fully vested at all times in employee deferrals (and earnings thereon). Starting in the second year of participation, a participant vests in his or her Employer Funded Account at the rate of 25% each year. If, however, (i) the participant reaches age 70 while employed, (ii) the participant’s service with the Company terminates because of death or Disability, or because of retirement at or after age 70, or (iii) the Company experiences a Change in Control (as defined in the plan), then in each such case the participant’s interest in his or her Employer Funded Account will be automatically 100% vested regardless of years in the plan. If the participant separates from service for any other reason, then any non-vested portion of his or her Employer Funded Account will be forfeited.

The Company’s Deferred Compensation Plan contemplates automatic distributions upon the occurrence of certain events and elective distributions.

If a participant dies or experiences a Disability while employed by the Company or if the Company experiences a Change in Control (as defined in the plan), then the vested portions of a participant’s accounts will be distributed in a lump sum payment to the participant or, in the case of death, to his or her designated beneficiaries. If a participant experiences a Separation from Service, then the vested portions of a participant’s accounts will be distributed in a lump sum or in installments, as specified in the most recent election form. Certain restrictions on the commencement of automatic distributions apply to Key Employees (as defined in the plan).

A participant may elect in his or her annual election form to receive elective distributions, or “In-Service Distributions,” of his or her employee deferrals (and earnings thereon) for a given Plan Year as soon as three years after the end of that Plan Year. At the time of the election, the participant must also elect whether to receive the elective distribution in a lump sum or in installments over a period of up to 10 years. If a participant fails to make a payment method election, then the distribution will be made in one lump sum. A participant may change his or her election to postpone a distribution or change the form of payment, but such change must be made at least 12 months prior to the original distribution date, cannot be effective until at least 12 months following the subsequent election, and must postpone the commencement of the payment for a period of at least five years from the original distribution date.

The Company’s Deferred Compensation Plan also permits certain limited distributions upon the occurrence of an Unforeseen Emergency (as defined in the plan) and a lump sum distribution, at the administrator’s sole discretion, in the event the participant’s accounts have a value of less than $10,000.

For information about amounts that could be payable to the Named Executive Officers under these deferred compensation plans upon a termination of employment, see the section below entitled “Benefits Upon Termination of Employment.”

Change in Control Agreements

On October 31, 2018, the Company’s employment agreements with Lloyd L. Beatty, Jr., President and Chief Executive Officer, and Donna J. Stevens, Executive Vice President and Chief Operating Officer, expired and were exchanged for change in control agreements that became effective November 1, 2018.

Lloyd L. Beatty, Jr.

On November 1, 2018, the Company and Mr. Beatty entered into a Change in Control Agreement. Pursuant to the Change in Control Agreement, in the event the executive is terminated (i) by the Company without “Cause”, or (ii) by the executive for “Good Reason” within 12 months of a “Change in Control” of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined below), the executive will be entitled to receive an amount equal to 2.99 times the executive’s base salary and bonus (not to include the exercise of any stock options) paid or scheduled to be paid under the Company’s annual incentive plan in the calendar year of the Change in Control. However, as discussed in the Accounting and Tax Considerations section below, the Change in Control Agreement provides for a reduction in the amounts payable under the Change in Control Agreement to the extent necessary so that such payments are not deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he may revoke that release has expired on or before that 60th day.

The Change in Control Agreement has a twelve-month term, which will automatically renew for successive twelve- month terms unless a party notifies the other party at least 60 days prior to the end of the then-current term of its or his decision not to renew the Change in Control Agreement. At least 120 days prior to the commencement of a new term, the Board or a committee thereof will conduct a comprehensive performance evaluation and review of Mr. Beatty to determine whether to give notice of non-renewal.

The Change in Control Agreements define the term “Cause” as: (i) the officer’s “Disability” (as defined in the Change in Control Agreement); (ii) an action or failure to act by the officer constituting fraud, misappropriation or damage to the property or business of the Company; (iii) conduct by officer that amounts to fraud, personal dishonesty or breach of fiduciary duty; (iv) officer’s conviction (from which no appeal may be, or is, timely taken) of a felony or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (v) the officer’s breach of any of his obligations hereunder; (vi) the unauthorized use, misappropriation or disclosure by the officer of any confidential information of the Company or of any confidential information of any other party to whom the officer owes an obligation of nondisclosure as a result of his relationship with the Company; (vii) the willful violation of any final cease and desist or consent order; (viii) a knowing violation by officer of federal and state banking laws or regulations which is likely to have a material adverse effect on the Company, as determined by the Board; (ix) the determination by the Board, in the exercise of its reasonable judgment and in good faith, that officer’s job performance is substantially unsatisfactory and that he has failed to cure such performance within a reasonable period (but in no event more than thirty (30) days) after written notice specifying in reasonable detail the nature of the unsatisfactory performance; (x) officer’s material breach of any of the Company’s written policies; or (xi) the issuance of any order by the Maryland Commissioner of Financial Regulation, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or any other supervisory agency with jurisdiction over the Company permanently prohibiting the continued service of the officer with the Company. No act or failure to act on the part of the officer shall be considered “willful” unless it is done, or omitted to be done, by the officer in bad faith or without reasonable belief that the officer’s action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or upon the advice of legal counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the officer in good faith and in the best interest of the Company.

The term “Good Reason” is defined as the termination by the officer within 12 months following a Change in Control based on: (i) without the officer’s express written consent, a material adverse change made by the Company which would reduce the officer’s functions, duties or responsibilities; (ii) without the officer’s express written consent, a 5% or greater reduction by the Company in the officer’s base salary as the same may be increased from time to time; or (iii) without the officer’s express written consent, the Company requires the officer to be based at a location more than 50 miles from Easton, Maryland (which requirement shall be deemed to be a material change in the geographic location at which the officer must perform services for the Company), except for required travel on business of the Company to an extent substantially consistent with the officer’s present business travel obligations. Good Reason shall, for all purposes under the Change in Control Agreement, be construed and administered in manner consistent with the definition of “good reason” under Treasury Regulation §1.409A-1(n).

The term “Change in Control” is defined as the occurrence of any of the following events: (i) a person, or group of persons acting together, acquires ownership of securities of the Company that, together with such person’s or group’s other securities, constitutes more than 50% of the total fair market value or total voting power of the Company’s securities; (ii) any person, or group of persons acting together, acquires (or has acquired during the preceding 12-month period) ownership of securities of the Company possessing 35% or more of the total voting power of the Company’s securities, (iii) a majority of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or (iv) any person, or group of persons acting together, acquires (or has acquired during the preceding 12-month period) assets from the Company that have a total gross fair market value equal of at least 40% of the total gross fair market value of all of the Company’s assets.

Donna J. Stevens

On November 1, 2018, the Company and Mrs. Stevens entered into a Change in Control Agreement. Pursuant to the Change in Control Agreement, in the event the executive is terminated (i) by the Company without “Cause”, or (ii) by the executive for “Good Reason” within 12 months of a “Change in Control” of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined above under the description of Mr. Beatty’s Change in Control Agreement), the executive will be entitled to receive an amount equal to 2.0 times the executive’s base salary and bonus (not to include the exercise of any stock options) paid or scheduled to be paid under the Company’s annual incentive plan in the calendar year of the Change in Control. The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which she may revoke that release has expired on or before that 60th day.

The Change in Control Agreement has a twelve-month term, which will automatically renew for successive twelve- month terms unless a party notifies the other party at least 60 days prior to the end of the then-current term of its or her decision not to renew the Change in Control Agreement. At least 120 days prior to the commencement of a new term, the Board or a committee thereof will conduct a comprehensive performance evaluation and review of Mrs. Stevens to determine whether to give notice of non-renewal.

Edward C. Allen

On October 31, 2017, the Bank and Mr. Allen entered into a Change in Control Agreement. Pursuant to the Change in Control Agreement, in the event the executive is terminated (i) by the Bank without Cause, or (ii) by the executive for Good Reason within 12 months of a Change in Control of the Company or the Bank, as the case may be (the terms “Cause,” “Change in Control” and “Good Reason” are defined above under the description of Mr. Beatty’s Change in Control Agreement), the executive will be entitled to receive an amount equal to 1.5 times the executive’s base salary and bonus (not to include the exercise of any stock options) paid or scheduled to be paid under the Company’s annual incentive plan in the calendar year of the Change in Control. The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he may revoke that release has expired on or before that 60th day.

The Change in Control Agreement has a twelve-month term, which will automatically renew for successive twelve- month terms unless a party notifies the other party at least 60 days prior to the end of the then-current term of its or his decision not to renew the Change in Control Agreement. At least 120 days prior to the commencement of a new term, the Board of Directors of the Bank or a committee thereof will conduct a comprehensive performance evaluation and review of Mr. Allen to determine whether to give notice of non-renewal.

Benefits Upon Termination of Employment

The following table shows the estimated present value of benefits (as of December 31, 2020) that could be payable to the Named Executive Officers under change in control agreements and deferred compensation plans upon a termination of employment. Information is provided only for those Named Executive Officers who are eligible to receive such benefits.

		Payment
		Under	Payment Under	Payment Under
		Change in	Deferred	Supplemental Executive
		Control	Compensation	Retirement
		Agreement	Plans	Plans
Name	Reason for Termination	($)	($)	($)
Mr. Beatty	Death or disability	-	135,241	801,088
	Change in control	1,569,750	135,241	1,242,842
	Involuntary termination without cause	1,050,000	135,241	801,088
	Termination for any other reason before age 68	-	135,241	801,088
	Termination for any other reason after age 72	-	135,241	1,500,000

Mrs. Stevens	Death or disability	-	154,458	113,537
	Change in control	580,000	154,458	828,561
	Involuntary termination without cause	580,000	154,458	113,537
	Termination for any other reason before age 58	-	154,458	113,537
	Termination for any other reason after age 65	-	154,458	1,000,000

Mr. Allen	Death or disability	-	134,143	238,170
	Change in control	412,500	134,143	828,681
	Involuntary termination without cause	-	134,143	238,170
	Termination for any other reason before age 72	-	134,143	238,170
	Termination for any other reason after age 76	-	134,143	1,000,000

Accounting and Tax Considerations

No Tax Reimbursement of Parachute Payments and Deferred Compensation

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest, and an additional federal income tax of 20% of the benefit includible in income. The Compensation Committee has structured the change in control benefit of the executives’ change in control agreements to minimize income tax penalties that could be imposed on the Company and/or the executive under Section 280G of the Code. Under Section 280G, an excise tax is imposed on an executive officer who receives payments that are deemed to be contingent on a change in the ownership or effective control of the Company to the extent they exceed 2.99 times the executive’s “annualized includable compensation for the base period” (i.e. , the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the change in control occurs). In addition, the Company is not entitled to treat such excess as compensation expense for federal income tax purposes. We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2018 and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement.

Limitation on Deductibility of Executive Compensation

Under Section 162(m), a limitation was placed on tax deductions of any publicly held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. Following the Tax Cut and Jobs Act of 2017, Section 162(m) of the Code only exempts qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017. Thus, only performance-based awards outstanding on that date or awarded pursuant to a binding written agreement on that date may be exempt from the Section 162(m) deductibility cap. Effectively, The Tax Cut and Jobs Act of 2017 eliminated the ability to rely on the ‘performance-based’ exception under Section 162(m) of the Code with respect to new awards and compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Despite the Compensation Committee’s efforts to structure the executive team annual cash incentives and performance-based awards in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will apply. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs.

Despite the changes to Section 162(m) of the Code, the Committee and the Board believe that performance-based compensation rewards executive officers for the achievement of specific annual strategic goals, and promotes sustainable growth as well as creates long-term shareholder value even though some compensation awards may result in non-deductible compensation expenses and will continue to grant performance-based awards. Therefore, the Committee and the Board may grant awards and approve compensation that may not be deductible for income tax purposes.

Accounting Treatment

The Compensation Committee’s stock option grant policies have been impacted by the implementation of Financial Accounting Standards Board ASC Topic 718 (“ASC 718”). Details related to the adoption of ASC 718 and the impact to the Company’s financial statements are discussed in the Notes to the Consolidated Financial Statements included in the accompanying Annual Report on Form 10-K under the heading “Stock Based Compensation”.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS”. Based on this review and these discussions, the Compensation Committee recommended to the Board that the section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and that it be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

By:	COMPENSATION COMMITTEE
David W. Moore, Chair
Clyde V. Kelly, III
Frank E. Mason, III
Jeffrey E. Thompson

Compensation Committee Interlocks and Insider Participation

The Compensation Committee oversees executive compensation matters. David W. Moore, Chair, Clyde V. Kelly, III, Frank E. Mason, III and Jeffrey E. Thompson served on the Compensation Committee during 2020. None of the foregoing persons was, during 2020, an officer or employee of the Company, was formerly an officer of the Company, had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K, or had any interlocking relationship contemplated by Item 407(e)(4)(iii) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the policy of the Company that all permissible transactions between the Company and its executive officers, directors, holders of 5% or more of the shares of its Common Stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

Related Party Transactions

Shore United Bank has banking transactions in the ordinary course of their businesses with their directors and officers and with the associates of such persons on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the time for comparable transactions with persons not related to the Company and its subsidiaries. Extensions of credit by Shore United Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

Review, Approval and Ratification of Related Party Transactions

Nasdaq Rule 5630 requires the Company to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and further requires all such transactions to be approved by the Company’s Audit Committee or another “independent body” of the Board. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of Common Stock to file reports with the SEC disclosing their ownership of Common Stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the Common Stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2020, except for a Form 3 and Form 4 that were not timely filed for Mr. William E. Esham, III.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C.
AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR

FISCAL YEAR 2021

Shareholders will also be asked to ratify the Audit Committee’s appointment of Yount, Hyde & Barbour, P.C. to audit the books and accounts of the Company for the fiscal year ended December 31, 2021. Yount, Hyde & Barbour, P.C. has served as the Company’s independent registered public accounting firm since September 22, 2017.

A representative of Yount, Hyde & Barbour, P.C. is expected to be present at the 2021 Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

Audit Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Yount, Hyde & Barbour, P.C. during fiscal years 2020 and 2019:

Yount, Hyde & Barbour, P.C.	2020	2019
Audit Fees	$139,850	182,250
Audit-Related Fees	60,400	10,000
Tax Fees	-	-
All Other Fees	-	-
Total	$200,250	192,250

Audit Fees incurred in fiscal years 2020 and 2019 include charges for the audit of our consolidated financial statements, quarterly reviews of financial statements, issuance of consents and attestation regarding the adequacy of internal control over financial reporting. Audit-Related Fees incurred in fiscal year 2020 and 2019 include charges mainly related to the audit of the 401(k) and profit-sharing plan. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Yount, Hyde & Barbour, P.C.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. All of the 2020 and 2019 services described above were pre-approved by the Audit Committee.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the rules promulgated thereunder, our shareholders are entitled to cast an advisory vote to approve the Named Executive Officers’ compensation at least once every three years. This proposal, commonly known as a “Say-on-Pay” vote, gives our shareholders the opportunity to express their views on the Named Executive Officers’ compensation. In a vote held at the 2017 annual meeting of shareholders, our shareholders voted in favor of holding Say-on-Pay votes annually.

Our goal for the executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS” contains the information required by Item 402 of Regulation S-K and discusses in detail our executive compensation program, the decisions made by the Compensation Committee during 2020, and the compensation that was earned by, awarded to or paid to the Named Executive Officers.

The Board and its Compensation Committee believe that our compensation policies and procedures are reasonable in comparison both to our peer group and to our performance during 2020. The Board and its Compensation Committee also believe that our compensation program strongly aligns executive officers with the interests of shareholders in the long-term value of the Company as well as the components that drive long-term value.

At the Annual Meeting, shareholders will be asked to adopt the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the named executive officers of Shore Bancshares, Inc., as disclosed in its definitive proxy statement for the 2021 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including in the section entitled “COMPENSATION DISCUSSION AND ANALYSIS,” is hereby approved.

Because this advisory vote relates to, and may impact, our executive compensation policies and practices, the Named Executive Officers have an interest in the outcome of this vote. However, it should be noted that your vote is advisory, so it will not be binding on the Board or its Compensation Committee, overrule any decision made by the Board or its Compensation Committee, or create or imply any additional fiduciary duty by the Board or its Compensation Committee. The Board and its Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

PROPOSAL 4: APPROVAL OF THE SHORE BANCSHARES, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

Shareholders are being asked to approve the adoption of the 2021 Employee Stock Purchase Plan (the “ESPP”). Our Board has unanimously adopted the ESPP, subject to the approval of our shareholders of this proposal, authorizing the issuance of shares of our common stock. The purpose of the ESPP is to provide an incentive for our employees, and the employees of our subsidiaries that are designated by our Board of Directors as eligible, which we refer to as “Designated Subsidiaries,” by allowing them to purchase our common stock at a 15% discount from market value, subject to such limits provided in the ESPP.

Set forth below is a summary of the material terms of the ESPP. This summary is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached to this proxy statement/prospectus as Annex A. We urge our shareholders to read carefully the entire ESPP before voting on this proposal.

Summary of Material Terms of the ESPP

General.

The ESPP provides participants with the opportunity to purchase our common stock at a discount of up to 15% of the purchase price (determined as described below). The ESPP is not intended to qualify as an employee stock purchase plan under Section 423 of the Code.

Shares Reserved under the ESPP

100,000 shares of our common stock are reserved for issuance under the ESPP. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the ESPP.

Administration of the ESPP

Unless another committee is appointed by the Board, the Compensation Committee of our Board will administer the ESPP. The ESPP vests the Compensation Committee with the authority to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP, and its decisions are final and binding upon all participants; however, our Board may exercise that authority in lieu of the Compensation Committee. The Company has agreed to indemnify members of the Compensation Committee against reasonable expenses, including attorneys’ fees, reasonably incurred in connection with the defense of any action, suit or proceeding to which any of them may be a party by reason of any action or inaction in connection with administering the ESPP.

Participation in the ESPP

Participation in the ESPP is entirely voluntary. Employees of the Company, Shore United Bank, and any other subsidiaries as designated by the Board or the Compensation Committee will be eligible to participate in the ESPP so long as such employees meet such requirements as determined by the Compensation Committee. The Board has not yet established when the first Purchase Period will commence, but when it does, it will select an initial enrollment date consistent with the terms of the ESPP. Employees who do not satisfy the eligibility requirements as of the start of the first Purchase Period, and individuals who become employees of the Company, Shore United Bank or the Company’s designated subsidiaries after the start of the first Purchase Period, become eligible to participate in the ESPP as of the commencement of the following Purchase Period, so long as they have been employed for at least 15 days prior to the beginning of such subsequent Purchase Period and satisfy all other eligibility requirements as determined by the Compensation Committee. These eligible employees may become participants in the ESPP by completing an enrollment form and filing it with us. The chief executive officer, temporary employees, leased employees, interns, and directors are not eligible to participate in the ESPP.

Purchase Periods under the ESPP

The ESPP generally is implemented through a series of 3-month-long Purchasing Periods, beginning on each February 11, May 11, August 11, and November 11. Shares of our common stock are available for purchase under the ESPP on the last date the national stock exchanges are open within each Purchase Period. Thus, the Purchase Dates are the last days that the national stock exchanges are open in within the 3-month Purchase Period. On the first business day the national stock exchanges are open in each Purchase Period, participants are given the opportunity to purchase shares of our common stock on the purchase date within that Purchase Period.

Plan Contributions

Except as otherwise authorized by the Compensation Committee, all contributions to purchase shares under the ESPP shall be made only by after-tax payroll deductions or by direct after-tax contributions at the times and subject to the terms and conditions as the Compensation Committee may in its discretion determine. The enrollment form that each participant must submit authorizes after-tax payroll deductions from the participant’s compensation during each payroll period. Participants may elect a payroll deduction amount not less than $5 and not more than $1,000 of their compensation on each payroll date during the Purchase Period. A participant may not change or terminate his or her payroll deductions during a Purchase Period, but may change the rate or amount of payroll deductions, or terminate participation in the ESPP, with respect to any future Purchase Period, as long as a new enrollment form or withdrawal notice, as applicable, is timely submitted to the Company before the start of the next Purchase Period (or other date as the Compensation Committee may specify). All contributions (that is, payroll deductions made) for a participant are credited to his or her bookkeeping account under the ESPP and deposited with our general funds.

Purchase Price

The purchase price per share at which shares are sold in a purchase under the ESPP is 85% of the lower closing price on the first business day the national stock exchanges are open during a Purchase Period or the Purchase Date. Participants pay the Purchase Price through accumulated payroll deductions or, if approved by the Compensation Committee, direct after-tax contributions made to the ESPP over the Purchase Period.

Withdrawal from the ESPP

A participant may withdraw from participation in the ESPP effective as of the end of the Purchase Period in which the participant completes and delivers to us a withdrawal notice, provided a withdrawal notice is timely submitted before the start of the next Purchase Period. If a participant’s employment terminates for any reason prior to a purchase date, his or her participation in the ESPP will immediately terminate and any contributions the participant made under the ESPP will be returned. After a participant withdraws, or is treated as having withdrawn, the participant is able to participate again in the ESPP as long as the participant timely completes a new enrollment form.

Restrictions on Transfer; No Stockholder Rights

No contribution or opportunity to purchase shares granted under the ESPP is assignable or transferable, other than by will or by the laws of descent and distribution or as provided under the ESPP. During the lifetime of a participant, the opportunity to purchase shares is exercisable only by the participant. A participant does not have any interest or voting rights in shares of our common stock covered by the ESPP until the shares of common stock are issued.

Duration, Termination, and Amendment of the ESPP

The ESPP will terminate following the last purchase date before the tenth anniversary of the date on which our Board approved the ESPP, or if sooner, on the date on which all shares reserved for issuance under the ESPP have been sold. Additionally, our Board may terminate the ESPP earlier. The Board or the Compensation Committee may amend the ESPP at any time, but no amendment may change any purchasing opportunity in a way that adversely affects the rights of a participant with respect to an ongoing Purchase Period. Such amendment may be made without shareholder approval except to the extent necessary to comply with the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the shares of Common Stock are then traded, listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

Effect of Certain Corporate Events

Appropriate adjustment shall be made by the Compensation Committee of the number of shares of common stock eligible for purchase through the ESPP in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.

In the event of a merger or a sale of all or substantially all of our assets, or the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, the Plan and any Purchase Period shall terminate unless the Compensation Committee shall determine otherwise.

New Plan Benefits

It is not currently possible to determine the dollar value and number of any additional plan benefits which will be received by or allocated to any of our executive officers, our current executive officers, as a group, or employees who are not executive officers, as a group, because participation in the ESPP and the rate of withholding is voluntary and determined by each eligible person in his or her sole discretion. The adoption of the ESPP will not result in any new benefits to the chief executive officer or current directors who are not employees, as a group, including nominees for election as a director, because those persons are not eligible to participate in the ESPP.

The last sales price of our common stock on March 24, 2021 was $17.12 per share.

Federal Income Tax Consequences

The ESPP does not qualify as an “employee stock purchase plan” under Section 423 of the Code. As a result, certain tax benefits available to participants in a qualified Section 423 plan are not available under our ESPP.

For federal income tax purposes, a participant generally will not recognize taxable income by reason of eligibility to participate in a Purchase Period and purchase shares under the ESPP, nor will the Company be entitled to any deduction at that time. Upon the exercise of the opportunity to purchase and acquire shares under the ESPP, a participant generally will recognize ordinary income in the amount equal to the fair market value of the purchased shares. At that time, the Company will be entitled to a corresponding deduction. A participant’s basis in purchased shares, for purposes of determining the participant’s gain or loss on subsequent disposition of such shares of common stock, generally, will be equal to the purchase price plus the amount of ordinary income they recognize upon purchase of such shares.

Upon the subsequent sale of the shares acquired under the ESPP, the participant will recognize taxes on a capital gain or loss. The taxable rate for the capital gain or loss is tied to how long the purchased shares are held prior to disposing of them. Consistent with current provisions of the Internal Revenue Code, purchased shares held for over one year will be taxed as a long-term capital gain or loss, and purchased shares held under one year will be taxed as a short-term capital gain or loss.

The above is a general summary under current law of the material federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and federal employment taxes, are not discussed. The summary above does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. Further, this summarized tax information is not tax advice and a participant in the ESPP should rely on the advice of his or her legal and tax advisors in lieu of the information set forth above.

Effective Date; Term

The ESPP was approved and adopted by the Board on March 23, 2021 and will be effective on May 12, 2021, the date of the 2021 Annual Meeting, subject to the approval of the ESPP by our shareholders. No award will be granted under the ESPP after the purchase date that ends immediately prior to the tenth anniversary of the effective date of the ESPP.

Vote Required for Approval

Assuming that a quorum is present at the 2021 Annual Meeting, the affirmative vote of holders of a majority of the total votes cast on this proposal 4 is required to approve the ESPP. Accordingly, neither a stockholder’s failure to vote in person or by proxy, a broker non-vote nor an abstention will be considered a “vote cast,” and thus will have no effect on the outcome of this proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has (i) reviewed and discussed our consolidated audited financial statements for fiscal year ended December 31, 2020 with our management; (ii) discussed with Yount, Hyde & Barbour, P.C., our independent registered public accounting firm, all matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards , Vol. 1, AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Yount, Hyde & Barbour, P.C.’s communications with the Audit Committee concerning independence, and discussed with Yount, Hyde & Barbour, P.C. its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our consolidated audited financial statements for the year ended December 31, 2020 be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

AUDIT COMMITTEE

By:	James A. Judge, Chair
Blenda W. Armistead
David J. Bates
Dawn M. Willey

ANNUAL REPORT TO SHAREHOLDERS

Our 2020 Annual Report has been made available to shareholders and is posted on our website at www.shorebancshares.com under the “Governance Documents” link. Additional copies of the 2020 Annual Report may be obtained without charge upon written request to W. David Morse, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601.

The 2020 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Any shareholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the shareholders at the 2022 annual meeting of shareholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than November 26, 2021 (120 days before the date of mailing based on this year’s Proxy Statement date), and must meet all other requirements for inclusion in the proxy statement. As provided in the Bylaws, if a shareholder intends to present a proposal for business to be considered at the 2022 annual meeting of shareholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Secretary at our principal executive offices no earlier than February 12, 2022 and no later than March 12, 2022 (not more than 90 days nor less than 60 days before the first anniversary of the prior year’s annual meeting). Additional time constraints are applicable where the date of the Annual Meeting is changed. Proposals received by the Company outside of these timelines will be considered untimely. If a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER BUSINESS

As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Annual Meeting requiring action of the shareholders. However, if any other matters requiring the vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Annual Meeting for any reason.

SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of the Proxy Statement, the Annual Report and other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the 2020 Annual Report, and other proxy materials to your address for all residents that own shares of Company Common Stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the 2020 Annual Report, and other proxy materials, you may be able to request house holding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement, the 2020 Annual Report or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the 2020 Annual Report or other proxy materials, please send your request to W. David Morse, Secretary, at Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or call the Company with your request at (410) 763-7800.

By Order of the Board of Directors,

Frank E. Mason, III
Chairman of the Board March 26, 2021

ANNEX A

Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan

(See attached.)

SHORE BANCSHARES, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 16(c), shall have a term of ten years.

2.	Definitions.

(a)	“Applicable Percentage” means, with respect to each Purchase Period, eighty-five percent (85%), unless and until such Applicable Percentage is changed by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Purchase Period must be established not less than fifteen (15) days prior to the beginning of Purchase Period thereof.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(d)	“Committee” means a committee of the Board consisting of not less than two Directors, which shall be appointed to administer the Plan pursuant to Section 15 hereof, all of the members of which shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule. Unless otherwise determined by the Board, the Compensation Committee of the Board, or any successor committee responsible for executive compensation, shall constitute the Committee.

(e)	“Common Stock” means the Company’s common stock, par value $0.01 per share.

(f)	“Company” means Shore Bancshares, Inc., a Maryland corporation.

(g)	“Compensation” means, with respect to each Participant for each pay period, the full base salary or hourly wages, overtime pay and commissions paid to such Participant by the Company or a Designated Subsidiary for compensation as an Employee, before deduction for any salary deferral contributions made by the Participant to any tax-qualified or nonqualified deferred compensation plan. Except as otherwise determined by the Committee, “Compensation” does not include: (i) bonuses, (ii) any amounts contributed by the Company or a Designated Subsidiary to any retirement or pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) any amounts realized from the exercise of any stock options or incentive awards, (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.

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(h)	“Continuous Status as an Eligible Employee” means the absence of any interruption or termination of service as an Eligible Employee. Continuous Status as an Eligible Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(i)	“Designated Subsidiaries” means the Subsidiaries that have been designated by the Board or the Committee from time to time in their sole discretion as eligible to participate in the Plan.

(j)	“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 24.

(k)	“Eligible Employee” means an Employee of the Company or a Designated Subsidiary who meets such requirements as determined by the Committee, but excluding the Chief Executive Officer, temporary employees, leased employees, and interns.

(l)	“Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Participating Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. Individuals classified as independent contractors, consultants or advisers are not considered “Employees.”

(m)	“Enrollment Form” means an agreement, on a form provided by the Company, written or electronic, pursuant to which an eligible Employee may elect to enroll in the Plan or to authorize a new level of payroll deductions.

(n)	“Entry Date” means the first day of each Purchase Period.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)	“Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(c).

(q)	“Offering Date” means the first Trading Day during a Purchase Period.

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(r)	“Participant” means an Employee who has elected to participate in the Plan by filing an Enrollment Form with the Company as provided in Section 5 hereof.

(s)	“Plan” means this Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan.

(t)	“Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6(a) hereof (if permitted by the Committee), plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

(u)	“Purchase Date” means the last Trading Day of each Purchase Period.

(v)	“Purchase Period” means except as otherwise determined by the committee, a period of three months beginning each February 11, May 11, August 11 and November 11 of each year, subject to adjustment as provided in Section 4(b), provided that an Purchase Period shall end on the Purchase Date within the Purchase Period even if such Purchase Date occurs prior to the end of the applicable three-month period.

(w)	“Purchase Price” means the price per share of Common Stock offered in a given Purchase Period determined as provided in Section 7(b).

(x)	“Share Account” means the account maintained by the broker or custodian for the Plan on behalf of each Participant for the purpose of accounting for shares of Common Stock purchased by the Participant pursuant to the Plan.

(y)	“Subsidiary” means any (a) corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company and/or by one or more Subsidiaries.

(z)	“Trading Day” means a day on which the national stock exchanges and the Nasdaq system are open for trading.

(aa)	“Withdrawal Election” means an agreement, on a form provided by the Company, written or electronic, by which a Participant stops payroll deductions and ceases participation in the Plan effective as of the end of the Purchase Period (but not with respect to such Purchase Period) in which the Withdrawal Notice is provided to the Company in accordance with Section 13(a) hereof.

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3.	Eligibility. Any Employee who is an Eligible Employee of a given Purchase Period and provides an Enrollment Form in accordance with Section 5(a) shall be eligible to become a Participant as of such Purchase Period.

4.	Purchase Periods.

(a)	In General. The Plan shall generally be implemented by a series of Purchase Periods. Unless determined otherwise by the Committee, each Purchase Period shall occur during the approximately three calendar month period that begins on February 11, May 11, August 11 and November 11, subject to adjustment as provided in Section 4(b).

(b)	Changes by Committee.

(i)	The Committee shall have the power to make other changes to the duration and/or the frequency of Purchase Periods with respect to future offerings if such change is announced at least five days prior to the scheduled beginning of the first Purchase Period to be affected; provided that if the change is to extend the length of an Purchase Period, then the change must be announced at least twenty-five days prior to the scheduled beginning of the first Purchase Period to be affected (or such later time provided that there will be at least a two business day period for submitting changes to an Enrollment Form or Withdrawal Notice).

(ii)	The Committee may shorten the duration of any Purchase Period then in progress by requiring that it end immediately following the close of any Trading Day within that Purchase Period (after the purchase of Common Stock on that Trading Day), if such change is announced at least five days prior to the Trading Day on which the Committee proposes that the Purchase Period terminate.

(iii)	If the Company determines that the accounting treatment of purchases under the Plan will change or has changed in a manner that is detrimental to the Company’s best interests, then the Committee may, in its discretion, take any or all of the following actions: (a) terminate any Purchase Period that is then ongoing immediately following the close of any Trading Day within that Purchase Period (after the purchase of Common Stock on that Trading Day); (b) amend the Plan so that each offering under the Plan will reduce the effect of such detrimental accounting treatment; or (c) terminate any ongoing Purchase Period at any time and refund any contributions to the applicable Participants.

5.	Participation.

(a)	Entry Dates. Employees meeting the eligibility requirements of Section 3 hereof may elect to participate in the Plan commencing on any Entry Date by completing an Enrollment Form and filing the Enrollment Form with the Company, in accordance with the enrollment procedures prescribed by the Company, on or before the fifteenth (15th) day of the month preceding the month in which the Purchase Period to which such new Enrollment Form corresponds, begins, unless a different time for filing the Enrolment Form is set by the Committee for all eligible Employees with respect to a given offering.

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(b)	Voluntary Participation. Participation in the Plan is entirely voluntary.

6.	Plan Contributions.

(a)	Contribution by Payroll Deduction or Direct Payment. Except as otherwise authorized by the Committee, all contributions to the Plan shall be made only by payroll deductions or, if approved by the Committee, by direct after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions the Plan and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.

(b)	Payroll Deduction Election on Enrollment Form. At the time a Participant files an Enrollment Form with respect to an Purchase Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Purchase Period that he or she is a Participant in an amount (i) denominated in dollars of not less than $5 and not more than $1,000 of the Participant’s Compensation on each payroll date during the Purchase Period or (ii) such other limit as may be established by the Committee for a Purchase Period. The amount of payroll deductions must be a whole dollar amount of the Participant’s Compensation.

(c)	Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for Participants enrolling in the Plan shall commence with the earliest administratively practicable payroll period that begins on or after the Entry Date with respect to which the Participant files an Enrollment Form in accordance with Section 5.

(d)	Automatic Continuation of Payroll Deductions. Unless a Participant elects otherwise prior to the last day of an Purchase Period, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Purchase Period (and, for purposes of such Purchase Period the Participant’s “Entry Date” shall be deemed to be the first day of such Purchase Period) and (ii) to have authorized the same payroll deduction for the immediately succeeding Purchase Period as was in effect for the Participant immediately prior to the commencement of the succeeding Purchase Period.

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(e)	Change of Payroll Deduction Election. A Participant may decrease or increase the rate or amount of his or her payroll deductions with respect to a future Purchase Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new Enrollment Form authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions with respect to an Purchase Period that is ongoing at the time the Committee receives the new Enrollment Form. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate or amount shall be effective as of the next Purchase Period that begins after the date the Committee receives the new Enrollment Form, provided that the Committee received the new Enrollment Form on or before the fifteenth (15th) day (or such other day as the Committee may prescribe for all eligible Employees) of the month preceding the month to which the Purchase Period such new Enrollment Form relates, begins. Additionally, a Participant may discontinue his or her participation in the Plan as provided in Section 13(a).

7.	Grant of Option.

(a)	Shares of Common Stock Subject to Purchase. On a Participant’s Entry Date, subject to the limitations set forth in Section 7(d) and this Section 7(a), the Participant shall be granted the opportunity to purchase on the Purchase Date during the Purchase Period in which such Entry Date occurs (at the Purchase Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated prior to such Purchase Date and retained in the Participant’s account as of such Purchase Date by the Purchase Price The Committee may change this limitation at any time on a prospective basis to apply to future Purchase Periods

(b)	Purchase Price. Unless otherwise determined by the Committee prior to the commencement of an Purchase Period, the Purchase Price per share of Common Stock offered to each Participant in a given Purchase Period shall be the Applicable Percentage of the lower of the Fair Market Value of a share of Common Stock on the Offering Date or Purchase Date.

(c)	Fair Market Value. The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which shares of Common Stock are traded on the date as of which such value is being determined, or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(d)	No Rights as Shareholder. A Participant will not have any voting, dividend, or other rights of a shareholder with respect to shares of Common Stock until such shares a have been purchased and delivered pursuant to Section 9.

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8.	Purchase of Common Stock.

(a)	Automatic Purchase. A Participant’s purchase of shares of Common Stock shall be exercised automatically on each Purchase Date, and the maximum number of whole shares of Common Stock shall be purchased for the Participant at the applicable Purchase Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan. During a Participant’s lifetime, a Participant’s right to purchase shares of Common Stock hereunder is exercisable only by the Participant.

(b)	Carryover of Excess Contributions. Any amount remaining to the credit of a Participant’s account after the purchase of shares of Common Stock by the Participant on an Purchase Date which is insufficient to purchase a full share of Common Stock shall remain in the Participant’s account, and be carried over to the next Purchase Period, unless the Participant withdraws from participation in the Plan or elects to withdraw his or her account balance in accordance with Section 10(c).

9.	Issuance of Shares.

(a)	Delivery of Shares. As promptly as practicable after each Purchase Date, the Company shall arrange for the delivery to a Share Account, a certificate representing the shares purchased upon exercise of the Participant’s option or, at the Company’s option, through appropriate book entry procedures.

(b)	Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

(c)	Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company’s obligation to sell and deliver shares of Common Stock upon the exercise of options to purchase such shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed. In accordance with the foregoing sentence, no options shall be exercised, and no shares shall be purchased on any Purchase Date, unless a Form S-8 for the Plan has been filed and is fully effective in accordance with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, on the applicable Purchase Date. Any Plan Contributions held by the Company on any Purchase Date for which purchases may not be made pursuant to the preceding sentence shall be returned to the Participants who made those Plan Contributions as soon as administratively practicable after the applicable Purchase Date.

(d)	Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase by a Participant of any Common Stock acquired pursuant to the Plan, including, but not limited to, satisfying tax withholding by withholding from the Participant’s other compensation.

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10.	Participant Accounts.

(a)	Bookkeeping Accounts and Share Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his or her Plan Contributions and options issued. Shares purchased under the Plan shall be held in the Participant’s Share Account, unless otherwise transferred by the Participant. However, all Plan Contributions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

(b)	Participant Account Statements. Statements of account will be given to Participants at least annually, which shall set forth the Participant’s Plan Contributions, the Purchase Price of any shares of Common Stock purchased with Plan Contributions, the number of shares of Common Stock purchased, and the remaining cash balance in the Participant’s account, if any.

(c)	Withdrawal of Account Balance Following Purchase Date. A Participant may elect at any time on or before the fifteenth (15th) day of the month immediately prior to the start of an Purchase Period, or at such other time as the Committee may from time to time prescribe, to receive in cash any amounts carried-over in accordance with Section 8(b). An election under this Section 10(c) shall not be treated as a withdrawal from participation in the Plan under Section 13(a).

11.	Designation of Beneficiary.

(a)	Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account and Share Account under the Plan in the event of the Participant’s death subsequent to an Purchase Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.

(b)	Change of Designation. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

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12.	Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to purchase or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).

13.	Withdrawal; Termination of Employment.

(a)	Withdrawal. A Participant may withdraw from the Plan at any time on or before the fifteenth (15th) day of the month (or such other day as the Committee may prescribe for all eligible Employees) immediately prior to the start of the next Purchase Period by providing a written Withdrawal Notice to the Company. Payroll deductions, if any have been authorized, shall cease as of the close of the then applicable Purchase Period, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account for any subsequent Purchase Period. All Plan Contributions credited to the Participant’s account, if any, and not invested in Common Stock following the exercise on the Purchase Date for the Purchase Period during which the Withdrawal Notice was received, will be paid to the Participant as soon as administratively practicable after the close of such Purchase Period during which the Participant’s Withdrawal Notice was received. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Purchase Period in accordance with Section 5(a) and subject to the restriction provided in Section 13(b), below.

(b)	Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 13(a) shall again be eligible to participate in the Plan by delivering a new Enrollment Form before the beginning of an Purchase Period in accordance with Section 5(a). For the avoidance of doubt, the termination of a Participant’s Continuous Status as an Eligible Employee prior to any Purchase Date for any reason, including retirement or death under Section 13(c), shall not be treated as a withdrawal from the Plan pursuant to Section 13(a) and therefore, the provisions of this Section 13(b) shall not be applicable to a Participant whose Continuous Status as an Eligible Employee terminates prior to any Purchase Date for any reason, including retirement or death under Section 13(c).

(c)	Termination of Employment as Eligible Employee. Upon termination of a Participant’s Continuous Status as an Eligible Employee prior to any Purchase Date for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 11, and the Participant’s right to purchase shares of Common Stock under the Plan will automatically terminate.

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14.	Common Stock Available under the Plan.

(a)	Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 100,000 shares. Shares of Common Stock subject to the Plan may be newly issued shares, treasury shares, or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(b)	Adjustments Upon Changes in Capitalization; Corporate Transactions.

(i)	If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

(ii)	In the event of the proposed dissolution or liquidation of the Company, the Purchase Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

(iii)	In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger or consolidation of the Company with or into another corporation in which the Company is not the survivor (each, a “Sale Transaction”), the Plan and any Purchase Period shall terminate unless the Committee shall determine otherwise.

(iv)	In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. Fractional shares of Common Stock may be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

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15.	Administration.

(a)	Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(b)	Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, and to the extent allowed by applicable law, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts reasonably paid by them in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries; provided further, however, that within 60 days after institution of any such action, suit or proceeding, such Committee may, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

16.	Amendment, Suspension, and Termination of the Plan.

(a)	Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that subject to the application of Sections 14, 16(b) and 16(c) or as otherwise permitted by the Plan, no such amendment may make any change which adversely affects the rights of any Participant with respect to an ongoing Purchase Period. Such amendment or modification may be without shareholder approval except to the extent necessary to comply with the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the shares of Common Stock are then traded, listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

(b)	Suspension of the Plan. The Board or the Committee may at any time and for any reason suspend the Plan, including during an Purchase Period; provided, that, except in connection with a Sale Transaction under Section 14(b), the Board or Committee provides notice to the Participants at least five (5) days prior to the suspension. The Board or Committee may resume the normal operation of the Plan at any time; provided further, that the Board or Committee provides notice to the Participants at least twenty-five (25) days prior to the new Purchase Period following resuming the Plan’s normal operations. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no Purchase Periods shall begin or purchases shall be made , and no payroll deductions shall be made in respect of any Participant during the suspension period. Participants shall have the right to withdraw carryover funds provided in Section 10(c) throughout any suspension period. The Plan shall resume its normal operation upon termination of a suspension period.

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(c)	Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:

(i)	the Purchase Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

(ii)	such date as is determined by the Board in its discretion; and

(iii)	the last Purchase Date immediately preceding the tenth (10th) anniversary of the Effective Date.

In the event that the Plan terminates under circumstances described in Section 16(c)(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.

17.	Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

18.	Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

19.	No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Designated Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee’s employment at any time.

20.	Clawback. Notwithstanding any other provisions in this Plan, any amount received under the Plan which is subject to recovery under any law, government regulation, stock exchange listing requirement or policy adopted by the Company, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or policy adopted by the Company.

21.	Governing Law. The internal laws of the State of Maryland shall govern all matters relating to this Plan, without regard to conflict of law rules that would cause the laws of any other jurisdiction to apply, except to the extent (if any) superseded by the laws of the United States.

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22.	Compliance with Code Section 409A. Notwithstanding any provision of this Plan or of an Agreement to the contrary, to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”), and the Committee shall administer the Plan in accordance with such intention. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Any provision of this Plan or of an Agreement that would cause the Plan or an Award granted hereunder to fail to satisfy any requirement of Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

23.	Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.	Shareholder Approval. The Board shall submit the Plan to the shareholders of the Company for approval within twelve (12) months after the date the Plan is adopted by the Board.

25.	Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

26.	Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes any and all prior plans with respect to the subject matter hereof.

27.	Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

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EXHIBIT A

SHORE BANCSHARES, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

ENROLLMENT FORM

___       Initial Enrollment Form

___       Change in Enrollment Form

1.	The undersigned (“Employee”) hereby elects to participate in the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Enrollment Form and the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Enrollment Form.

2.	Employee hereby authorizes payroll deductions from each paycheck in the amount of $_________ (from $5 to $1,000) of his or her Compensation on each payday during the Purchase Period in accordance with the Plan. (Please note that no partial dollar amounts are permitted.

3.	Employee understands that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan at the end of the Purchase Period.

4.	Employee has received a copy of the complete Plan and its accompanying prospectus. Employee understands that his or her participation in the Plan is in all respects subject to the terms of the Plan. Employee hereby agrees to be bound by the terms of the Plan. The effectiveness of this Enrollment Form is dependent upon Employee’s eligibility to participate in the Plan.

5.	Unless becomes ineligible to participate in the Plan or unless the Plan is terminated by the Company, Employee will continue to participate in the Plan during subsequent Purchase Periods and shares of Common Stock will be purchased on Employee’s behalf with his or her accumulated payroll deductions on the applicable Purchase Date. Employee’s participation in the Plan will continue to be governed by this Enrollment Form and the Plan. At its discretion and to the extent permitted by the Plan, the Company may amend the Plan and/or this Enrollment Form, and by continuing to participate in the Plan, and without the need to provide affirmative consent, Employee agrees to the terms and conditions of the amended Plan and/or Enrollment Form.

6.	Shares of Common Stock purchased by Employee under the Plan should be issued in the name(s) of Employee unless otherwise stated below.

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7.	The Company will be obligated to, withhold from Employee’s compensation the amount necessary to meet any applicable withholding obligation resulting by reason of the Employee’s recognition of income by reason of the purchase of shares of Common Stock at a discount under the Plan. Employee authorizes the Company, or its respective agents, at their discretion, to satisfy the obligations with regard to tax withholding by one or a combination of the following, as determined by the Committee:

a.	Requiring Employee to pay an amount necessary to pay the tax withholding to the Company in the form of cash, check, or other cash equivalent;

b.	Withholding from Employee’s wages or other cash compensation paid to Employee by the Company;

c.	Withholding from proceeds of the sale of shares of Common Stock acquired upon purchase either through a voluntary sale or through a mandatory sale arranged by the Company (on employee’s behalf pursuant to this authorization); or

d.	Withholding in shares of Common Stock to be issued upon purchase.

8.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Employee’s participation in the Plan, or Employee’s acquisition or sale of the underlying shares of Common Stock. Employee is hereby advised to consult with her or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9.	The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means and Employee hereby consents to receive such documents by electronic delivery.

10.	The provisions of this Enrollment Form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

SUBJECT TO SECTION 5 ABOVE, EMPLOYEE UNDERSTANDS THAT THIS ENROLLMENT FORM WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS EMPLOYEE WITHDRAWS FROM THE PLAN OR CEASES TO BE AN “ELIGIBLE EMPLOYEE” AS DEFINED IN THE PLAN FOR ANY REASON.

Signature:

Employee Name (printed):

Date:

Employee’s Social Security Number:

Employee’s Address:

Shares issued in name of:	_______________________________, who is Employee’s spouse (Leave blank if Employee per Section 6 above; complete name of Employee’s spouse if shares are not to be issued to Employee)

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EXHIBIT B

SHORE BANCSHARES, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

WITHDRAWAL NOTICE

Unless otherwise defined herein, the terms defined in the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) shall have the same defined meanings in this Notice of Withdrawal.

The undersigned Participant currently participates in an Purchase Period under the Plan and hereby notifies the Company that he or she hereby withdraws from participation in the Plan. The undersigned understands that this withdrawal from participation in the Plan shall be effective as of the end of the current Purchase Period, provided that this Withdrawal Notice is delivered to and received by the Company no later than the fifteenth (15th) day of the month immediately prior to the start of the next Purchase Period. The undersigned understands that and agrees that, in accordance with the terms of the Plan, all payroll deductions credited to his or her account with respect to such Purchase Period shall be used to exercise his or her purchase right for the current Purchase Period. The undersigned understands further that he or she will be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Enrollment Form in accordance with the terms of the Plan.

Signature:

Date:

Name and Address of Participant:

To be completed by Company official
Certification of receipt:

Name of Company official:

Date of receipt by Company:

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SHBI2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 D40271-P50767 SHORE BANCSHARES, INC. The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of Directors: For Against Abstain Nominees: ! ! ! 1a. David J. Bates Class III (term expires 2024) ! ! ! 1b. Lloyd L. Beatty, Jr. Class III (term expires 2024) ! ! ! 1c. James A. Judge Class III (term expires 2024) ! ! ! 1d. R. Michael Clemmer, Jr. Class III (term expires 2024) The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain ! ! ! 2. Ratify the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for 2021. ! ! ! 3. Adopt a non-binding advisory resolution approving the compensation of the named executive officers. ! ! ! 4. Approve the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan. NOTE: Proxies have discretionary authority to vote on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D40272-P50767 SHORE BANCSHARES, INC. Annual Meeting of Shareholders May 12, 2021 11:00 AM EDT This proxy is solicited by the Board of Directors The undersigned shareholder of Shore Bancshares, Inc. (the “Company”) hereby appoints: Lloyd L. Beatty, Jr. and James A. Judge, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held by the undersigned as of March 15, 2021 at the Annual Meeting of Shareholders called to convene on Wednesday, May 12, 2021, and any adjournment or postponement thereof, for the purposes identified on this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side